UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Soliciting Material Pursuant to §240.14a-12

CITIZENS & NORTHERN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD TUESDAY, APRIL 15, 2008
PROXY STATEMENT Annual Meeting of Stockholders — April 15, 2008
PROPOSAL 1 — ELECTION OF DIRECTORS
PROPOSAL 2 — APPROVAL AND ADOPTION OF THE THIRD AMENDMENT TO THE CITIZENS & NORTHERN CORPORATION 1995 STOCK INCENTIVE PLAN
PROPOSAL 3 — APPROVAL AND ADOPTION OF THE FIRST AMENDMENT TO THE CITIZENS & NORTHERN CORPORATION INDEPENDENT DIRECTORS STOCK INCENTIVE PLAN
CORPORATION’S AND C&N BANK’S EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF MANAGEMENT
BOARD OF DIRECTOR COMMITTEES AND ATTENDANCE
AUDIT COMMITTEE REPORT
STOCK OWNERSHIP GUIDELINES
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION DISCUSSION & ANALYSIS
OVERVIEW OF THE EXECUTIVE COMPENSATION PROGRAM
COMPENSATION PHILOSOPHY AND PROGRAM OBJECTIVES
PROGRAM MANAGEMENT
PROGRAM COMPONENTS
RECENT ACTIONS: 2007 AND FIRST QUARTER 2008
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTIONS EXERCISED AND STOCK VESTED
PENSION PLAN
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (SERP)
401 (k) SAVINGS PLAN
EMPLOYEE STOCK OWNERSHIP PLAN (“ESOP”)
CHANGE IN CONTROL AGREEMENTS
INDEMNIFICATION AGREEMENTS
CERTAIN TRANSACTIONS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
OTHER MATTERS
ADDITIONAL INFORMATION
THIRD AMENDMENT TO THE CITIZENS & NORTHERN CORPORATION 1995 STOCK INCENTIVE PLAN
FIRST AMENDMENT TO THE CITIZENS & NORTHERN CORPORATION INDEPENDENT DIRECTORS STOCK INCENTIVE PLAN
CITIZENS & NORTHERN CORPORATION AUDIT COMMITTEE CHARTER
APPENDIX A

90-92 Main Street
Wellsboro, Pennsylvania 16901
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD TUESDAY, APRIL 15, 2008
TO OUR STOCKHOLDERS:
     Notice is hereby given that the Annual Meeting of the stockholders of Citizens & Northern Corporation (the “Corporation”) will be held at Citizens & Northern Bank, located at 90 Main Street, Wellsboro, Pennsylvania, on Tuesday, April 15, 2008, at 2:00 P.M., local time, for the following purposes:
1.	To elect four Class III directors to serve for a term of 3 years; and

2.	To approve and adopt the third amendment to the Citizens & Northern Corporation 1995 Stock Incentive Plan;

3.	To approve and adopt the first amendment to the Citizens & Northern Corporation Independent Directors Stock Incentive Plan;

4.	To transact such other business as may properly be brought before the meeting or any adjournment or adjournments thereof.
     Only stockholders of record at the close of business on February 26, 2008 are entitled to notice of, and to vote at, the meeting. Such stockholders may vote in person or by proxy.
     All stockholders are urged to complete, sign, date and return the enclosed proxy in the accompanying envelope, whether or not you expect to attend the meeting. If you do attend the meeting, you may, if you wish, withdraw your proxy and vote your shares in person.

By Order of the Board of Directors,

Jessica R. Brown
Corporate Secretary

March 18, 2008

CITIZENS & NORTHERN CORPORATION
90-92 Main Street
Wellsboro, Pennsylvania 16901
PROXY STATEMENT
Annual Meeting of Stockholders — April 15, 2008
     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Citizens & Northern Corporation to be used at the Annual Meeting of Stockholders of the Corporation to be held on Tuesday, April 15, 2008, at 2:00 P.M. at Citizens & Northern Bank (“C&N Bank”), located at 90 Main Street, Wellsboro, Pennsylvania, and at any adjournment thereof. The approximate date upon which this Proxy Statement and proxy will first be mailed to stockholders is March 18, 2008.
     Shares represented by properly completed proxies will be voted in accordance with the instructions indicated thereon unless such proxies have previously been revoked. If no direction is indicated, such shares will be voted in favor of the election as directors of the nominees named below, in favor of the third amendment to the Citizens & Northern Corporation 1995 Stock Incentive Plan, in favor of the first amendment to the Citizens & Northern Corporation Independent Directors Stock Incentive Plan and in the discretion of the proxy holder as to any other matters that may properly come before the Annual Meeting or any adjournment thereof. A proxy may be revoked at any time before it is voted by written notice to the Secretary of the Corporation or by attending the Annual Meeting and voting in person.
     The Corporation will bear the entire cost of soliciting proxies for the Annual Meeting. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telegram, e-mail or other electronic means by the Corporation’s directors, officers and employees. American Stock Transfer & Trust Company, the transfer agent and registrar for the Corporation, will assist in the distribution of proxy materials and the solicitation and tabulation of votes. Arrangements also may be made with custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of stock held of record by such persons, and the Corporation may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.
     The Board of Directors has fixed the close of business on February 26, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. On the record date, there were outstanding and entitled to vote 8,972,797 shares of common stock. Common stockholders will be entitled to one vote per share on all matters to be submitted at the meeting. The presence, in person or by proxy, of stockholders entitled to cast at least 50% of the votes that all stockholders are entitled to cast shall constitute a quorum at the Annual Meeting. An abstention will be considered present at the meeting for purposes of determining a quorum, but will not be counted as voting for or against the issue to which it relates. Neither abstentions nor broker non-votes will be counted as votes cast and neither will have any effect on the result of the vote, although both will count toward the determination of the presence of a quorum. The Articles of Incorporation of the Corporation do not permit cumulative voting.
     No person is known by the Corporation to have beneficially owned 5% or more of the outstanding common stock of the Corporation as of February 26, 2008.
PROPOSAL 1 — ELECTION OF DIRECTORS
     The Articles of Incorporation of the Corporation provide that the Board of Directors shall consist of not less than five nor more than twenty-five directors and that within these limits the numbers of directors shall be as established by the Board of Directors. The Board of Directors has set the number of directors at fourteen. The Articles further provide that the Board shall be classified into three classes, as nearly equal in number as possible. Typically, one class of directors is elected annually, and the term for each Class is typically three years. Four directors in Class III are to be elected at the Annual Meeting to serve for a three-year term. It is the intention of the persons named as proxyholders on the enclosed form of proxy, unless other directions are given, to vote all shares which they represent for the election of management’s nominees named in the tabulation below. Directors are elected by a plurality of the votes cast. “Plurality” means that the nominees receiving the highest number of votes cast are elected as directors up to the maximum number of directors who are nominated to be elected at the meeting. Any stockholder who wishes to withhold authority from the proxyholders to vote for the election of directors, or to withhold authority to vote for any individual nominee, may do so by marking the proxy to that effect. Each director elected will continue in office until a successor has been elected. The Board of Directors recommends a vote “FOR” the election of the nominees listed below, each of whom has consented to be named as a nominee and to serve if elected. If for any reason any nominee named is not a candidate (which is not expected) when the election occurs, proxies will be voted for a substitute nominee determined by the Board of Directors.
     All Directors and Nominees are independent, except for Craig G. Litchfield and Charles H. Updegraff, Jr., according to the definition of “independent director” under NASDAQ rules, which the Corporation uses to determine independence. The Board of Directors of the Corporation has adopted a written policy for Director Independence, which is available on our website at www.cnbankpa.com by clicking on “Shareholder News”, then “Corporate Governance”, then “Independence Standards”.
     The following table sets forth certain information about the director nominees and about the other directors whose terms of office will continue after the Annual Meeting.

Name, Age and Certain Biographical Information	Period of Service as a Director

Class III — MANAGEMENT’S NOMINEES FOR A 3 YEAR TERM ENDING IN 2011:

Dennis F. Beardslee, 57	Director since 1999
Owner of Terrace Lanes Bowling Center

Jan E. Fisher, 53	Director since 2002
Executive Vice President & COO of Laurel Health System, President and CEO Soldiers & Sailors Memorial Hospital, Wellsboro, PA

Craig G. Litchfield, 60	Director since 1996
President & Chief Executive Officer of Citizens & Northern Corporation and Citizens & Northern Bank

Ann M. Tyler, 63	Director since 2002
Certified Public Accountant in firm of Ann M. Tyler CPA, PC

CLASS I — Continuing Directors with Terms Expiring in 2009:

R. Robert DeCamp, 67	Director since 1988
President of Patterson Lumber Co., Inc.

Raymond R. Mattie, 44	Director since 2007
President of M & S Conversion Co. Inc.

Edward H. Owlett, III, 53	Director since 1994
President & CEO of Putnam Company

James E. Towner, 61	Director since 2000
General Manager of The Scranton Times, formerly Publisher of The Daily / Sunday Review

Charles H. Updegraff, Jr., 55	Director since 2007
Chief Operating Officer of Citizens & Northern Bank, formerly President & Chief Executive Officer of Citizens Bancorp, Inc. and Citizens Trust Company

Name, Age and Certain Biographical Information	Period of Service as a Director

Class II — Continuing Directors with Terms Expiring in 2010:

R. Bruce Haner, 60	Director since 1998
Auto Buyer for New Car Dealers

Susan E. Hartley, 50	Director since 1998
Attorney at Law

Leo F. Lambert, 53	Director since 2001
President and General Manager of Fitzpatrick & Lambert, Inc.

Edward L. Learn, 60	Director since 1989
Former owner of Learn Hardware & Building Supply

Leonard Simpson, 59	Director since 1989
Attorney at Law
PROPOSAL 2 — APPROVAL AND ADOPTION OF THE THIRD AMENDMENT TO THE CITIZENS &
NORTHERN CORPORATION 1995 STOCK INCENTIVE PLAN
     On February 28, 2008, the Board of Directors of the Corporation adopted a Third Amendment to the Citizens & Northern Corporation 1995 Stock Incentive Plan (the “Stock Incentive Plan”) in order to insure that there are sufficient shares available for future awards. The Stock Incentive Plan was originally adopted by the Board of Directors on January 19, 1995 and approved by the stockholders on April 18, 1995. The First Amendment to the Stock Incentive Plan was adopted by the Board of Directors of the Corporation on December 17, 1998 and approved by the stockholders on April 20, 1999. The Second Amendment to the Stock Incentive Plan was adopted by the Board of Directors of the Corporation on January 23, 2003 and approved by the stockholders on April 15, 2003.
     The purpose of the Stock Incentive Plan is to advance the development, growth and financial condition of Citizens & Northern Corporation and each subsidiary thereof as defined in Section 424 of the Internal Revenue Code of 1986, as amended, by providing incentives through participation in the appreciation of the capital stock of the Corporation so as to secure, retain and motivate personnel who may be responsible for the operation and management of the affairs of the Corporation and any such subsidiary now or hereafter existing.
     As adopted, the Stock Incentive Plan authorized the granting of certain options to employees of the Corporation and each subsidiary of the Corporation, including but not limited to Citizens & Northern Bank. The maximum number of shares of the Common Stock issuable under the Stock Incentive Plan was initially fixed at Sixty Thousand (60,000) shares, increased to One Hundred Eighty Thousand (180,000) shares pursuant to the First Amendment, and increased to Four Hundred Thousand (400,000) shares pursuant to the Second Amendment.
     The Board of Directors directed and ordered that the Third Amendment to the Stock Incentive Plan be submitted to the stockholders of the Corporation for their approval and adoption at the 2008 Annual Meeting of Stockholders to be held on April 15, 2008. The following is a brief summary of the Third Amendment adopted by the Board of Directors on February 28, 2008 (a copy of the full text of the Third Amendment to the Citizens & Northern Corporation 1995 Stock Incentive Plan is attached as Exhibit A to this Proxy Statement):
•	Increase in the number of shares issuable under the Stock Incentive Plan from Four Hundred Thousand (400,000) shares to Eight Hundred Fifty Thousand (850,000) shares.
     The Third Amendment is being submitted to the stockholders of the Corporation for their approval. The affirmative vote of a majority of the votes cast, in person or by proxy, by shareholders entitled to vote at the Annual Meeting on this proposal is necessary for the adoption of the amendment.
     The Board of Directors recommends a vote “FOR” the Proposal to approve and adopt the Third Amendment to the Citizens & Northern Corporation 1995 Stock Incentive Plan.

PROPOSAL 3 — APPROVAL AND ADOPTION OF THE FIRST AMENDMENT TO THE CITIZENS & NORTHERN CORPORATION INDEPENDENT DIRECTORS STOCK INCENTIVE PLAN
     On February 28, 2008, the Board of Directors of the Corporation adopted the First Amendment to the Citizens & Northern Corporation Independent Directors Stock Incentive Plan (the “Stock Incentive Plan”) in order to insure that there are sufficient shares available for future awards. The Stock Incentive Plan was originally adopted by the Board of Directors on February 15, 2001 and approved by the stockholders on April 17, 2001. On April 17, 2001, the 1996 Independent Directors Stock Option Plan was amended and restated as the Independent Directors Stock Incentive Plan.
     The purpose of the Plan is to aid the Corporation in attracting, retaining, motivating, and compensating Non-Employee Directors and to enable them to increase their ownership of Stock. The Plan is beneficial to the Corporation and its stockholders since it allows Non-Employee Directors of the Board to have a greater personal financial stake in the Corporation through the ownership of Stock, in addition to underscoring their common interest with stockholders in increasing the value of the Stock on a long-term basis.
     As adopted, the Stock Incentive Plan permits awards of nonqualified stock options and/or restricted stock to non-employee directors (i.e., members of the Corporation’s Board of Directors who are not officers and employees of the Corporation or any subsidiary thereof). The maximum number of shares of the Common Stock issuable under the Stock Incentive Plan was initially fixed at Fifty Thousand (50,000) shares, and increased to Seventy-Five Thousand (75,000) shares as a result of the 3- for- 2 stock dividend on April 21, 2003.
     The Board of Directors directed and ordered that the First Amendment to the Stock Incentive Plan be submitted to the stockholders of the Corporation for their approval and adoption at the 2008 Annual Meeting of Stockholders to be held on April 15, 2008. The following is a brief summary of the First Amendment adopted by the Board of Directors on February 28, 2008 (a copy of the full text of the First Amendment to the Citizens & Northern Corporation Independent Directors Stock Incentive Plan is attached as Exhibit B to this Proxy Statement):
•	Increase in the number of shares issuable under the Stock Incentive Plan from Seventy-Five Thousand (75,000) shares to One Hundred Thirty-Five Thousand (135,000) shares.
     The First Amendment is being submitted to the stockholders of the Corporation for their approval. The affirmative vote of a majority of the votes cast, in person or by proxy, by shareholders entitled to vote at the Annual Meeting on this proposal is necessary for the adoption of the amendment.
     The Board of Directors recommends a vote “FOR” the Proposal to approve and adopt the First Amendment to the Citizens & Northern Corporation Independent Directors Stock Incentive Plan.
CORPORATION’S AND C&N BANK’S EXECUTIVE OFFICERS
     The following table sets forth certain information with respect to the current executive officers of the Corporation and C&N Bank.

Name and Position for Last Five Years	Age

Craig G. Litchfield President and Chief Executive Officer of the Corporation and C&N Bank since January 1997	60

Dawn A. Besse Executive Vice President and Director of Sales, Service and Employee Development of C&N Bank since August 2000	56

Harold F. Hoose, III Executive Vice President and Director of Lending of the Bank since March 2005; formerly Vice President of C&N Bank since September 2001	40

Name and Position for Last Five Years	Age

Mark A. Hughes Treasurer of the Corporation since November 2000; Executive Vice President and Chief Financial Officer of C&N Bank since August 2000	46

Thomas L. Rudy, Jr. Executive Vice President and Director of Branch Delivery of C&N Bank since February 2004; President of C&N Financial Services Corporation since January 2000	43

Deborah E. Scott Executive Vice President and Senior Trust Officer of C&N Bank since September 1999	48

Charles H. Updegraff, Jr. Executive Vice President and Chief Operating Officer of C&N Bank since May 2007	55
SECURITY OWNERSHIP OF MANAGEMENT
     The following table shows beneficial ownership of the Corporation’s common stock as of February 19, 2008 by (i) each director of the Corporation, (ii) each executive officer named in the Summary Compensation Table on page 16 and (iii) all directors and executive officers as a group.

	Amount and Nature of		Percent of Class
Name	Beneficial Ownership (1) (2) (3)		(if 1% or Greater)

Dennis F. Beardslee	8,583		—
R. Robert DeCamp	6,980		—
Jan E. Fisher	4,850		—
R. Bruce Haner	18,054		—
Susan E. Hartley	6,355		—
Leo F. Lambert	8,629	(4)	—
Edward L. Learn	8,072		—
Craig G. Litchfield	80,959		—
Raymond R. Mattie	2,229
Edward H. Owlett, III	7,326		—
Leonard Simpson	34,205	(5) (6)	—
James E. Towner	10,344		—
Ann M. Tyler	9,565		—
Charles H. Updegraff, Jr.	47,891
Dawn A. Besse	13,866	(7)	—
Mark A. Hughes	19,225		—
Thomas L. Rudy, Jr.	11,740		—
Deborah E. Scott	21,915		—
Directors and Executive Officers as a Group (19 Persons)	327,829		3.65%

(1)	Pursuant to the regulations of the Securities and Exchange Commission, an individual is considered to “beneficially own” shares of common stock if he or she directly or indirectly has or shares (a) the power to vote or direct the voting of the shares; or (b) investment power with respect to the shares, which includes the power to dispose of or direct the disposition of the shares. Unless otherwise indicated in a footnote below, each individual holds sole voting and investment authority with respect to the shares listed.

(2)	In addition, an individual is deemed to be the beneficial owner if he or she has the right to acquire shares within 60 days through the exercise of any option. Therefore, the following stock options that are exercisable within 60 days after February 19, 2008 are included in the shares above: Mr. Beardslee, 3,265 shares; Mr. DeCamp, 2,728 shares; Mrs. Fisher, 2,428 shares; Mr. Haner, 2,317 shares; Ms. Hartley, 3,028 shares; Mr. Lambert, 2,428 shares; Mr. Learn, 3,028 shares; Mr. Litchfield, 50,464 shares; Mr. Mattie, 679 shares; Mr. Owlett, 4,093 shares; Mr. Simpson, 3,245 shares; Mr. Towner, 2,428 shares; Ms. Tyler, 2,428 shares; Mrs. Besse, 8,360 shares; Mr. Hughes, 12,023 shares; Mr. Rudy, 8,837 shares; and Mrs. Scott, 17,183 shares.

(3)	Includes the following restricted stock awards granted under the Corporation’s Stock Incentive Plan and Independent Director Stock Incentive Plan: Mr. Beardslee, 167 shares; Mr. DeCamp, 167 shares; Mrs. Fisher, 167 shares; Mr. Haner, 167 shares; Ms. Hartley, 167 shares; Mr. Lambert, 167 shares; Mr. Learn, 167 shares; Mr. Litchfield, 925 shares; Mr. Mattie, 109 shares; Mr. Owlett, 167 shares; Mr. Simpson, 167 shares; Mr. Towner, 167 shares; Ms. Tyler, 167 shares; Mr. Updegraff, 135 shares; Mrs. Besse, 270 shares; Mr. Hughes, 439 shares; Mr. Rudy, 308 shares; and Mrs. Scott, 331 shares. Restricted stock awards vest ratably over a three-year period; however, the recipients have the right to vote all awarded shares.

(4)	Includes 160 shares held in a SEP-IRA Plan for the benefit of Mr. Lambert’s retirement plan.

(5)	Includes 4,596 shares held in a SEP-IRA Plan for the benefit of Mr. Simpson’s retirement plan.

(6)	Includes 20,000 shares being pledged as security on borrowing facilities with C&N Bank.

(7)	Includes 458 shares held in an IRA Plan for the benefit of Mrs. Besse’s retirement plan.
BOARD OF DIRECTOR COMMITTEES AND
ATTENDANCE
     Both the Corporation’s and C&N Bank’s by-laws provide that the Board may create any number of committees of the Board as it deems necessary or appropriate from time to time.
     Directors’Attendance. The Board of Directors of the Corporation met thirteen times and the Board of Directors of C&N Bank met thirteen times in 2007. The Board of Directors also held six Executive Sessions and Independent Directors Meetings in 2007. The Executive Sessions include only members of the Board of Directors and the Independent Directors Meetings include only non-employee members. All of the directors attended at least 75% or more of the meetings of the Board of Directors of the Corporation and of the board committees on which he or she served.
     Although the Company does not have a formal policy with respect to Board member attendance at the Annual Meeting of Stockholders, each member is encouraged to attend the Annual Meeting. All Directors attended the Annual Meeting of Stockholders held in April 2007.
     Executive Committee of the Corporation. The Corporation has an Executive Committee whose purpose is to monitor and oversee the Corporation’s management succession plan and leadership development processes, review and provide advice and counsel to the CEO regarding the Corporation’s strategic plan, mission, goals and objectives and action plans as well as various other matters and to act on behalf of and with full authority of the Board of Directors in matters that may arise between the regular monthly meetings of the Board, which require immediate Board level action. This committee consists of the following eight members of the Board of Directors: R. Robert DeCamp, R. Bruce Haner, Leo F. Lambert, Craig G. Litchfield, Edward H. Owlett, III, Leonard Simpson, James E. Towner and Charles H. Updegraff, Jr. During 2007, the Executive Committee held six meetings.
     Nominating Committee. The Nominating Committee for each of the Corporation and C&N Bank consists of the following seven independent members of the Board of Directors: R. Robert DeCamp, Jan E. Fisher, R. Bruce Haner, Raymond R. Mattie, Edward H. Owlett, III, Leonard Simpson and James E. Towner. The purpose of the Nominating Committee is to establish criteria for Board member selection and retention, identify individuals qualified to become Board members, and recommend to the Board the individuals to be nominated and re-nominated for election as directors. The Nominating Committee held three meetings during 2007.
     All members of the Nominating Committee are independent directors within the meaning of Rule 4200 of NASDAQ. The Board of Directors of the Corporation has adopted a written charter for the Nominating Committee, which is available on our website at www.cnbankpa.com by clicking on “Shareholder News”, then “Corporate Governance”, then “Nominating Committee Charter of C&N Corp”.

     Qualifications considered by the Nominating Committee in assessing director candidates include but are not limited to the following:
•	An understanding of the business and financial affairs and the complexities of a business organization. A career in business is not essential, but the candidate should have a proven record of competence and accomplishments and should be willing to commit the time and energy necessary to fulfill the role as an effective director;

•	A genuine interest in representing all of Citizens & Northern’s stakeholders, including the long-term interest of the shareholders;

•	A willingness to support the Values, Mission and Vision of Citizens & Northern;

•	An open-mindedness and resolve to independently analyze issues presented for consideration;

•	A reputation for honesty and integrity;

•	A high level of financial literacy (i.e., the ability to read financial statements and financial ratios, and a working knowledge and familiarity with basic finance and accounting practices);

•	A mature confidence and ability to approach others with self-assurance, responsibly and supportively. Candidates should value Board and team performance over individual performance. Candidates should be able to raise tough questions in a manner that encourages open discussions. Additionally, a candidate should be inquisitive and curious and feel a duty to ask questions of management.

•	The ability, capacity, and willingness to serve as a conduit of business referrals to the organization;

•	Independence as defined by the NASDAQ Stock Market; and

•	Residency in the geographically defined market area of Citizens & Northern with emphasis placed on maintaining representation throughout the market area.
     Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating Committee may also consider such other factors as it may deem are in the best interests of the Corporation and its stockholders and such factors may change from time to time. The Nominating Committee does, however, believe it appropriate that at least one director meet the criteria for “audit committee financial expert” as defined by the SEC rules, even though no one currently meets this criteria, and that a majority of the Board members meet the definition of “independent director” under NASDAQ rules.
     The Committee identifies nominees by first evaluating the current directors who are willing to continue in service. If any member of the Board does not wish to continue service or the Board determines not to re-nominate a current director for re-election, the Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above. The evaluation procedure for candidates recommended by the stockholders would be the same as is done for those recommended by the Board of Directors and management. The Committee recommends a director nominee to the Board, and the Board makes the final determination as to the nominees who will stand for election.
     Current members of the Board of Directors are polled for suggestions as to prospective candidates meeting criteria for the Nominating Committee. The Committee has the prerogative to employ and pay third party search firms, but to date has not done so.
     Corporate Governance Committee. The Corporate Governance Committee of the Corporation, which met four times in 2007, consists of the following five independent members of the Board of Directors: Dennis F. Beardslee, R. Bruce Haner, Susan E. Hartley, Karl W. Kroeck and Ann M. Tyler. This committee is responsible for reviewing and reporting to the Board periodically on matters of corporate governance.
     Executive Committee. C&N Bank has an Executive Committee consisting of eight members of the Board of Directors who are as follows: R. Robert DeCamp, R. Bruce Haner, Leo F. Lambert, Craig G. Litchfield, Edward H. Owlett, III, Leonard Simpson, James E. Towner and Charles H. Updegraff, Jr. The function of this committee is to monitor and oversee the Bank’s management succession plan and leadership development processes, review and provide advice and counsel to the CEO regarding C&N Bank’s strategic plan, mission, goals and objectives and action plans and other various matters, as well as recommend policies and procedures. During 2007, the Executive Committee held eleven meetings.

     Compensation Committee. The Compensation Committee of C&N Bank, which held seven meetings in 2007, consists of the following six independent members of the Board of Directors: R. Robert DeCamp, R. Bruce Haner, Leo F. Lambert, Edward H. Owlett, III, Leonard Simpson and James E. Towner. The purpose of the committee is to discharge the responsibilities of the Board of Directors relating to compensation of the executive officers and to provide oversight of the Bank’s compensation, benefit, perquisite and employee equity programs.
     The Board of Directors of C&N Bank has adopted a written charter for the Compensation Committee, which is available on our website at www.cnbankpa.com. Click on “Shareholder News “, then “Corporate Governance”, then “Compensation Committee Charter of C&N Bank”.
     Trust Investment Committee. The Trust Investment Committee of the Bank, which met twelve times in 2007, consists of six members of the Board of Directors; namely, Dennis F. Beardslee, Susan E. Hartley, Edward L. Learn, Raymond R. Mattie, Leonard Simpson, and Charles H. Updegraff, Jr. Deborah E. Scott, Executive Vice President and Senior Trust Officer of the Bank, is also a member of this committee, which determines the policy and investments of the Trust Department, the acceptance of all fiduciary relationships and relinquishments of all fiduciary relationships.
     Asset Liability Committee. C&N Bank’s Asset Liability Committee consisted of Board members R. Robert DeCamp, Jan E. Fisher, Craig G. Litchfield, Raymond R. Mattie, Edward H. Owlett, III, Ann M. Tyler and Charles H. Updegraff, Jr., as well as Mark A. Hughes, Executive Vice President and Chief Financial Officer of the Bank. Effective October 18, 2007, the Corporation established an Asset Liability Committee, with the same members and the separate Bank Asset Liability Committee was discontinued. The change to the Corporation — level committee was made to include consolidated information as well as Bank information within the scope of its activities. The Bank’s Asset Liability Committee met five times, and the Corporation’s Asset Liability Committee met one time, during 2007. The purpose of the Corporation and Bank committees is to stabilize and improve profitability by balancing the relationship between risk and return over an extended period of time and to function as an investment committee.
     Finance and Loan Committee. C&N Bank has a Finance and Loan Committee consisting of eleven members of the Board of Directors who are as follows: Dennis F. Beardslee, Susan E. Hartley, Karl W. Kroeck, Leo F. Lambert, Edward L. Learn, Craig G. Litchfield, Raymond R. Mattie, Edward H. Owlett, III, Leonard Simpson, Ann M. Tyler and Charles H. Updegraff, Jr. The primary purpose of this committee is to evaluate and act on loan requests that exceed management’s lending authority. During 2007, the Finance and Loan Committee held six meetings.
     Audit Committee. The Audit Committee of the Corporation, which held six meetings in 2007, consists of six independent members of the Board of Directors. The members of the Committee are R. Bruce Haner, Karl W. Kroeck, Leo F. Lambert, Edward H. Owlett, III, James E. Towner and Ann M. Tyler. In addition to the six meetings of the Audit Committee, the chairman and a rotating member of the Committee met with representatives of Parente Randolph, LLC, C&N Bank’s internal audit department and management in May, August and November, 2007 to discuss the Corporation’s quarterly 10-Q filings. The primary function of the Audit Committee is to review the internal audit program as performed by the internal auditors, recommend to the Board of Directors the independent auditors for the year, and review the examinations and reports from those persons. None of the members of the Audit Committee meet the definition of “Audit Committee financial expert” as defined in the rules adopted by the Securities and Exchange Commission. The Board of Directors has determined that each of the present members of the Audit Committee have sufficient knowledge and experience in financial matters to effectively perform their duties.
     The Board of Directors of the Corporation has adopted a written charter for the Audit Committee, a copy of which is attached hereto as Exhibit C. The current Audit Committee Charter is also available on our website at www.cnbankpa.com. Click on “Shareholder News”, then “Corporate Governance”, then “Audit Committee Charter of C&N Corp”. The policies and procedures for pre-approval of engagements for non-audit services are included in the Charter.

     The following table sets forth information concerning fees paid to Parente Randolph, LLC for the years ended December 31, 2007 and 2006. All services provided by Parente Randolph, LLC in 2007 and 2006 were pre-approved by the Audit Committee.

	Fiscal Years Ended
	December 31,
	2007	2006
Audit Fees
Audit of Annual financial statements and Audit of internal control over financial reporting and reviews of Quarterly financial statements	$171,747	$159,012

Audit-Related Fees
Audits of employee benefit plans	17,500	11,900

Tax Fees
Preparation of Corporate tax returns	9,500	9,000
Preparation of retired employee tax returns	4,710	4,465
Preparation of Citizens Bancorp, Inc. tax returns	10,500	—

Other Fees
Accounting consultation fees	1,399	—
Services related to Citizens Bancorp, Inc. merger	3,017	—

Aggregate of all fees billed to the Corporation by Parente Randolph, LLC	$218,373	$184,377
AUDIT COMMITTEE REPORT
     On February 28, 2008, the Audit Committee of the Board of Directors reviewed and discussed the audited financial statements dated December 31, 2007 with management. They also have discussed with Parente Randolph, LLC, the independent registered public accounting firm of the Corporation, the matters for discussion as specified by the AICPA Statement of Auditing Standards No. 61 as amended. The Audit Committee has received from Parente Randolph, LLC the written communications required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and has discussed with Parente Randolph, LLC, its independence. Based on its review and discussions referred to above, the Committee has recommended to the Board of Directors that the audited financial statements be included in the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission.
     Members of the Audit Committee,

Edward H. Owlett, III, Chairman	Leo F. Lambert
R. Bruce Haner	James E. Towner
Karl W. Kroeck	Ann M. Tyler

STOCK OWNERSHIP GUIDELINES
     The Board of Directors has not adopted formal guidelines for stock ownership by directors, but the Board encourages directors to increase their ownership over time.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     Messrs. DeCamp, Haner, Lambert, Owlett, Simpson and Towner served as members of the Compensation Committee during 2007 and none of them was an officer or employee of the Corporation or any of its subsidiaries during that time. There are no interlocking relationships, as defined in regulations of the SEC, involving members of the Compensation Committee.
COMPENSATION DISCUSSION & ANALYSIS
OVERVIEW OF THE EXECUTIVE COMPENSATION PROGRAM
     The Corporation’s executive compensation program includes a number of fixed and variable compensation and benefit components, typical of programs among comparable community banking and financial services companies in our local and regional marketplace.
     The program provides participating executives with an industry-competitive level of total compensation when their collective and individual performances meet or exceed the goals approved by the Board of Directors.
COMPENSATION PHILOSOPHY AND PROGRAM OBJECTIVES
     We believe that the compensation program for executives should directly support the achievement of specific annual, longer-term and strategic goals of the business, and, thereby, align the interests of executives with the interests of our shareholders.
     The current program provides sufficient levels of fixed income, in the forms of base salary and health & welfare benefits, to attract high caliber executive talent to the organization. It also provides annual and longer-term incentive opportunities to encourage specific performance and to reward the successful efforts of executives.
     The incentive opportunities are structured to produce a performance-leveraged program format in which executives may derive as much as 30% to 40% of their total compensation over time, depending on their role in the organization, from short- and longer-term incentive opportunities, but only when performance targets are met on a consistent basis.
     We believe that the features and composition of the current program provide a total compensation package for executive officers that is competitive in our marketplace, but weighted toward variable pay based on corporate and individual performance, and which contributes to the creation of shareholder value.
PROGRAM MANAGEMENT
     The Compensation Committee (“the Committee”) of the Board of Directors has primary responsibility for the design and administration of the executive compensation program. It reviews the make-up and administration of the executive compensation program throughout the year in light of changing organization needs and operating conditions and changing trends in industry practice. In evaluating program effectiveness, the Committee utilizes information from management and the services of an outside consultant. Strategic Compensation Planning, Inc. of Malvern, PA is the Committee’s consultant on executive and director compensation matters.
     The Committee currently consists of six (6) directors, all of whom qualify as independent members of the Board. R. Robert DeCamp serves as Chair of the Committee. R. Bruce Haner, Leo F. Lambert, Edward H. Owlett, III, Leonard Simpson, and James E. Towner also serve on the Committee.
     Role of Executive Management in the Pay Decision Process. The Committee is responsible for recommending compensation related decisions to the Board of Directors for final approval. In formulating its recommendations, the Committee will regularly seek information about the performance of the business, organization staffing requirements and the performance levels of incumbent executives from the Chief Executive Officer. It will also utilize the services of the Company’s Chief Operating Officer and Chief Financial Officer and, as circumstances suggest, other officers of the Company. The Committee weighs the information provided by officers carefully, especially the recommendations of the Chief Executive Officer on decisions affecting subordinate executives, but ultimately makes its decisions and formulates recommendations for Board approval independently.
     Program Review and Pay Decision Process. During the Fall of a calendar year, the Committee (1) receives base salaries and annual and long-term incentive information on current executive compensation levels in the industry and industry program practices provided by its compensation consultant, (2) conducts a comprehensive review of the compensation program structure and provisions, and (3) considers salary and benefit adjustments and incentive awards for executives.
     After examining the information provided by its outside consultant, the Committee determines (1) if the content and structure of the compensation program is still competitive, (2) if the current provisions remain consistent with the Corporation’s overall pay philosophy, and (3) if the compensation program continues to support achievement of business objectives.
     After deciding on the program structure for the coming calendar year, the Committee will examine the current compensation and benefit levels of incumbent executives in light of their continuing or changing roles in the business, the assessments of their individual performances by the Chief Executive Officer, and industry practice trends. The performance of the Chief Executive Officer is reviewed and appraised by the Committee with input from a questionnaire provided to all Directors.
     Based on the information gathered about each executive, the Committee will formulate recommendations on possible salary adjustments for executives during the coming calendar year. It will also determine annual incentive awards for executives based on results achieved against goals and objectives defined at the beginning of the year, and it will determine appropriate longer-term incentive awards, usually in the form of stock options and restricted stock grants.
     These recommendations will be presented to the full Board of Directors for consideration, usually in December, prior to the beginning of the new fiscal (calendar) year.
     As incentive awards for the year ending are calculated, the Committee is also working with the Chief Executive Officer to construct executive performance plans for the coming calendar year (the new fiscal year). The Committee will formulate their recommendations on performance goals and award opportunities for Board consideration and approval.
     The Committee may be called upon to consider pay related decisions from time to time throughout the calendar year as executives are reassigned (promoted) and new executives join the organization. In these instances, the Committee will review all aspects of the executive’s compensation including base salary level, annual incentive opportunities, longer-term incentive awards, participation in special benefit plans, and employment contract provisions, if applicable.
Pay Decision Factors and Considerations. The following factors typically influence Committee recommendations on pay and benefits for executives:
•	Salary: executive’s overall performance during the year ending, changes in organization role and scope of responsibility, current salary in relation to the position’s market value, any significant changes in the industry’s pay practices for comparable positions.

•	Annual Incentive Awards: competitive industry practice with respect to size of awards, actual performance (achievement) against goals and objectives assigned at the beginning of the fiscal year.

•	Longer-term Incentive Awards: competitive industry practice with respect to size of awards and the typical “mix” of stock options, restricted shares and other forms of equity-based grants, recent performance of the Corporation and the individual executive, applicable accounting rules for expensing equity awards, and shareholder concerns about dilution and overhang.

•	Perquisites: the needs of the executive’s position, i.e., frequency of need to travel to other Corporation locations, or to meet with Corporation clients and prospective clients, and competitive industry practices for comparable executive roles.

•	Employment Contracts: Currently, Charles H. Updegraff, Jr. is the only executive officer with an employment contract. Mr. Upedgraff’s employment contract was originally with Citizens Bancorp, Inc., which the Corporation assumed by merger on May 1, 2007. It will terminate on December 31, 2009. The Committee will authorize employment agreements if it determines that the agreements will serve Corporation needs for confidentiality about business practices and plans and preservation of the customer base (noncompetition and nonsolicitation provisions) and competitive industry practices.

•	Comparator Base: The Basis for Defining Competitive Compensation Levels and Practices. The types and levels of compensation included in the executive compensation program are consistent with current features and programming trends among similar size and type organizations in the Corporation’s local and regional marketplace.
     Annually, the Committee asks its outside consultant to review survey reports on national and regional compensation practice within the Corporation’s industry group, focusing on pay levels and practices among Community Banking and Diversified Financial Services institutions based in the Mid-Atlantic Region and having between $1.0B and $2.0B of assets. This range of institutions includes banking companies that are somewhat smaller and somewhat larger than the Corporation. The asset range will be modified from time to time as Corporation’s operating circumstances change. For the 2007 program planning review, the outside consultant selected the following institutions in Pennsylvania, New York, New Jersey and Ohio to serve as a peer group (the “Peer Group”):

Camco Financial Corp.	Oceanfirst Financial
Center Bancorp, Inc.	Omega Financial
ESB Financial	Parkvale Financial Corp.
Financial Institutions, Inc.	Peapack-Gladstone Financial
First Defiance	Pennsylvania Commerce
First National Community	Peoples Bancorp
FMS Financial Corp.	Tompkins Trustco
Leesport Financial Corp.	Univest Corp. of Pennsylvania
PROGRAM COMPONENTS
     There are six (6) elements in the current executive compensation program:
1. Base Salary. Base salary opportunities are established taking into consideration the median level of industry practice within the Peer Group for comparable jobs. Within the defined competitive range, an executive’s salary level is based initially on his/her qualifications for the assignment and experience in similar level and type roles. Ongoing, salary adjustments reflect the individual’s overall performance of the job against organization expectations and may also reflect changes in industry practices. For most executive positions, salary will ordinarily provide at least 60% — 70% of total annual compensation, when considering the value of short-term and long-term incentive awards and benefits provided by the organization.
2. Health & Welfare Benefits. Executives participate in the Corporation’s qualified health & welfare benefits programs on the same terms and conditions as all other employees of the Corporation.
3. Annual Performance Incentives. The annual performance Incentive Award Plan provides participating executives with opportunities to earn additional cash compensation in a given year when corporate and business unit operating results and individual performance contributions meet or exceed established thresholds of acceptable achievement. Currently, these awards can provide as much as approximately 40% of an executive’s total annual compensation when target levels of performance are achieved. Corporate performance has typically been measured based on return on average assets and core earnings growth over the prior year’s level. In December 2007, the Committee changed the corporate performance measurement for 2008 to include return on average equity and growth in core earnings. Business unit goals vary based on the nature of the unit, but, where applicable, would include such items as loan and deposit growth, and non-interest income. The Committee, in its discretion, may adjust award payments under the Incentive Award Plan based on extraordinary circumstances, conflicts with long-term financial and development objectives, or below standard individual participant performance. All awards under the Incentive Award Plan are paid in cash as soon as it is practical after the end of a plan year.
4. Longer-term Performance Incentives. Executives are eligible to participate in longer-term incentive award plans established to focus executive efforts on the strategic directions and goals of the business and incent ownership in the Corporation, promoting a vested interest in the Corporation’s long-term success. Awards may be made in the form of qualified options (“Incentive Stock Options,” as defined in the Internal Revenue Code), nonqualified options, stock appreciations rights or restricted stock. All awards granted have been Incentive Stock Options or restricted stock. While the size of such awards may increase or decrease based on current business performance, it is the intention of the Committee to recommend such awards at least annually as an incentive to focus executives’ future efforts on longer-term needs and objectives of the business.
Equity Grant Plans. Our 1995 Stock Incentive Plan, as amended by shareholder vote on April 15, 2003, authorizes us to grant options to purchase shares of common stock and to make restricted stock grants to our employees. The Committee is the administrator of the Stock Incentive Plan. Stock option or restricted stock grants may be made at the commencement of employment and from time to time to meet other specific retention or performance objectives. The Committee reviews and recommends approval of stock option and restricted stock awards to executive officers based upon its assessment of individual performance, a review of the executive’s existing long-term incentives, and retention considerations. Peer Group data regarding stock-based compensation has not reflected much consistency among the financial institutions. Periodic grants of stock options or restricted stock are made at the discretion of the Committee to eligible employees and, in appropriate circumstances, the Committee considers the recommendations of the Chief Executive Officer. Typically, the Board of Directors has approved stock option grants at its late December meeting, grants to be effective on the second stock trading day of January in the following year. The average of the high and low price of the Corporation’s stock on the first trading day is used as the exercise price for the option grants. Generally, employee stock option grants vest six (6) months after the grant date, and generally expire 10-years after the grant date. Restricted stock grants made in 2007 and previous years vest at the rate of one-third each year for three (3) years following the grant date and are subject to continued employment with the Corporation. In December 2007, the Committee determined that restricted stock awards to be made in January 2008 would include a performance condition, as well as a requirement for continued employment. One-third of the total shares will be distributed on the anniversary date of the award based on the Corporation’s attainment of a Performance Target of 100% or more of the Peer Group’s average return on equity (as defined by the Committee) for the four quarters ending the third quarter of each calendar year following the award date. The Performance Target requirement shall continue until all Restricted Shares awarded are distributed, expired or forfeited. If all Restricted Shares awarded are not distributed within the ten (10) year period following the date of the award, they shall expire and revert back to the Corporation. Incentive stock options and restricted stock grants also include certain other terms necessary to assure compliance with the Internal Revenue Code of 1986, as amended. A total of 400,000 shares of common stock may be issued under the Stock Incentive Plan. As of December 31, 2007, a balance of 102,873 shares are available for issuance.

The Committee recommended to the Board and the Board authorized the awarding of stock options and restricted stock to executives and certain employees on specific dates in January 2002 through January 2008, except for 2006, when no options or restricted shares were granted. The timing of such grants was not tied to the release of negative or positive material information about the Corporation. Prior to the January 2002 awards, options were awarded from time to time, as recommended by the Committee and approved by the Board. No formal structured program of granting annual awards had been developed prior to 2001.
The company has not established a policy regarding executive ownership of company stock and/or retention guidelines applicable to equity awards to executives.
5. Nonqualifed Benefits and Perquisites. These provisions include participation in a supplemental retirement income plan (SERP) as well as, in many instances, use of a company-provided automobile. In a few instances, the company pays a portion of an executive’s membership dues for a golf or social club, when such membership can facilitate the conduct of business with clients.
The SERP is intended to replace some of the benefits lost by executives under Federally mandated restrictions on retirement income benefits to highly compensated employees under qualified retirement income plans like pensions and 401(k) plans. The Corporation’s SERP provides a retirement benefit to participants who retire after attaining age 55, with 5 years of service. Participants vest earlier than age 55 in the event of disability, death or if the Corporation is acquired. Annual contributions to the SERP are at the discretion of the Board of Directors, and the Board may terminate the SERP at any time. The SERP is described in more detail in a later section of this Proxy Statement.
6. Employment Contracts and Change of Control Agreements. At present and contrary to prevailing industry practices, the Corporation does not offer formal employment contracts to any of its executives, except for Charles H. Updegraff, Jr. (as discussed in the “Pay Decision Factors and Considerations” section in the Compensation Discussion & Analysis). It may choose to offer such employment arrangements to current or future executives as circumstances warrant.
A select group of senior executives, including the Named Executive Officers, do have Change of Control agreements with the Corporation. In the event that any of these executives were terminated following a Change of Control, they would receive a severance benefit equal to one (1) times their annual base salary rate at the time of termination. They would also be eligible for continued coverage under the Corporation’s health & welfare benefit plans for eighteen (18) months, as permitted under law and carrier contract. None of the Named Executive Officers have a commitment from the Corporation for a tax gross-up payment in the event that their severance benefits following a change in control exceeded the deduction limits under IRS Code Section 4999.
RECENT ACTIONS: 2007 AND FIRST QUARTER 2008
     During 2007 and the first quarter of 2008, the Corporation, through the Committee and Board of Directors, has made a number of important decisions regarding executive compensation. The most important actions are summarized here.
     Base Salaries. At the beginning of 2007, executives received modest salary increases based on evaluations of corporate and individual performances and prevailing industry practices for comparable positions. However, there were no salary increases for the Named Executive Officers in 2008.

     Annual Incentives. The Board establishes a series of annual Corporate, Business Unit and Individual goals for each Named Executive Officer whereby each Named Executive Officer may receive an annual cash bonus equal to a percentage of base salary, depending upon achievement of performance goals. The following were the target, maximum, and actual percentages of base salary paid to the Named Executive Officers in 2007 and 2006:

		Target	Maximum	Actual
Name	Year	Percentage	Percentage	Percentage

Craig G. Litchfield
	2007	40%	60%	0.0%
	2006	40%	60%	24.8%
Mark A. Hughes
	2007	30%	45%	0.0%
	2006	30%	45%	22.8%
Deborah E. Scott
	2007	25%	38%	0.0%
	2006	25%	38%	18.5%
Dawn A. Besse
	2007	25%	38%	0.0%
	2006	25%	38%	19.1%
Thomas L. Rudy, Jr.
	2007	25%	38%	0.0%
	2006	25%	38%	18.2%
     Longer-term Incentives. During 2006, the Committee, on the advice of its outside consultant, changed its equity grant philosophy to make annual equity grants as an incentive to drive future performance rather than as a reward for past performance. As a result of this policy change, the Committee recommended equity grants for executives in early 2007 and 2008. In December 2007, the Committee determined that restricted stock awards to be made in January 2008 would include a performance condition, as well as a requirement for continued employment. One-third of the total shares will be distributed on the anniversary date of the award based on the Corporation’s attainment of a Performance Target of 100% or more of the Peer Group’s average return on equity (as defined by the Committee) for the four quarters ending the third quarter of each calendar year following the award date. The Performance Target requirement shall continue until all Restricted Shares awarded are distributed, expired or forfeited. If all Restricted Shares awarded are not distributed within the ten (10) year period following the date of the award, they shall expire and revert back to the Corporation.
     Nonqualified Benefits and Perquisites. No changes have been made to existing participation practices or benefit levels in current program offerings.
     Employment Contracts and Change of Control Agreements. No substantial changes in the Company’s current practice of not providing employment contracts (except for Mr. Updegraff), as well as limited Change of Control protection, are anticipated.
     The Committee believes that the direct compensation components of the executive compensation program—salary, annual incentive opportunities, equity grants—are competitive and reflect the median of prevailing industry practices. The Committee intends to maintain the current leveraged approach to total compensation, directly tying a significant portion of an executive’s total earnings to achievements against goals and objectives approved by the Board of Directors.

COMPENSATION COMMITTEE REPORT
     The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in the Proxy Statement.

COMPENSATION COMMITTEE	R. Robert DeCamp, Chairman
R. Bruce Haner
Leo F. Lambert
Edward H. Owlett, III
Leonard Simpson
James E. Towner
EXECUTIVE COMPENSATION
     The following table contains information with respect to annual compensation for services in all capacities to the Corporation and C&N Bank for the fiscal years ended December 31, 2007 and 2006 of those persons who were, (i) the Chief Executive Officer, (ii) the Chief Financial Officer and (iii) the three (3) other most highly compensated executives (collectively, the “Named Executive Officers”) to the extent such persons’ total compensation exceeded $100,000:
SUMMARY COMPENSATION TABLE

						Change in
						Pension Value
						and
						Nonqualified	All
				Stock	Option	Deferred Plan	Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)
CRAIG G. LITCHFIELD	2007	342,720	—	11,829	21,497	194,817	55,538	626,401
Chairman, President and CEO	2006	336,000	83,462	6,585	—	30,014	55,852	511,913

MARK A. HUGHES	2007	183,756	—	5,399	10,191	48,339	19,285	266,970
Executive Vice President and Chief Financial Officer	2006	175,006	39,959	2,442	—	9,912	21,872	249,191

DEBORAH E. SCOTT	2007	140,419	—	4,239	7,827	33,169	19,089	204,743
Executive Vice President and Senior Trust Officer	2006	135,018	26,085	2,442	—	8,478	21,154	193,177

DAWN A. BESSE	2007	128,544	—	3,626	6,467	34,399	22,624	195,660
Executive Vice President and Director of Sales, Service and Employee Development	2006	124,800	23,840	2,442	—	18,134	22,566	191,782

THOMAS L. RUDY, JR.	2007	117,957	—	3,967	7,292	25,182	25,856	180,254
Executive Vice President and Director of Branch Delivery	2006	110,240	22,117	2,442	—	4,556	27,060	166,415

     There were no bonuses paid in 2007. The 2006 bonus was paid pursuant to the Incentive Award Plan, which is described in the “Program Components” section of Compensation Discussion and Analysis.
     The amount shown in the “Stock Awards” column for 2007 equals the amount recognized during 2007 as compensation expense for financial statement reporting purposes as a result of restricted stock awards made in 2005 and 2007. The 2006 amount equals the amount recognized during 2006 as compensation expense for financial statement reporting purposes as a result of restricted stock awards made in 2004 and 2005. Stock awards are valued at the closing price on the grant date. A portion of that grant-date value is recorded as expense over the vesting period applicable to the grant. There were no restricted stock awards in 2006.
     The amount shown in the “Option Awards” column of 2007 equals the amount recognized during 2007 as compensation expense for financial reporting purposes, computed in accordance with Statement of Financial Accounting Standards No. 123R. The value used for options is $4.46 per option, determined based on the grant date fair market value, computed using the Black-Scholes option pricing model. A portion of that grant-date value is recorded as expense over the vesting period applicable to the grant. There were no stock options awarded in 2006.
     Amounts shown in the column headed “Change in Pension Value and Nonqualified Deferred Plan Compensation” are determined using a December 31 measurement date, which is the pension plan measurement date used for financial reporting purposes. The large increase in the change in pension value reported for Named Executive Officers in 2007 as compared to 2006 resulted from termination of the Corporation’s Defined Benefit Pension Plan (the “Pension Plan”) in 2007. Because the Pension Plan has been terminated, with a final payout to settle Plan obligations expected in 2008, a lower discount rate (4.77%) was used in 2007 than the discount rate used in 2006 (5.75%). Use of the lower discount rate in 2007 was the major reason for the reported increase. The Pension Plan is discussed further in a separate section of this report.
     The “Non-Equity Incentive Plan Compensation” column has been omitted from the Summary Compensation Table because no Named Executive Officers earned compensation during 2006 or 2007 of a type required to be disclosed in that column.
     Amount shown as “All Other Compensation” includes the following:

		Employer	Employer	Employer	Dollar Value
		Contributions	Contributions	Contributions to	of Insurance		Perquisites
		to the	to the 401 (k)	the Supplemental	Premium	Insurance	and
		Employee	Employee	Executive	paid for	and	Other
		Stock	Savings	Retirement	Group Term	Brokerage	Personal
		Ownership Plan	Plan	Plan (SERP)	Life Insurance	Commissions	Benefits	Total
Name	Year	($)	($)	($)	($)	($)	($)	($)
Craig G. Litchfield
	2007	4,500	9,000	40,221	1,192	—	625	55,538
	2006	8,800	8,800	36,488	1,191	—	573	55,852
Mark A. Hughes
	2007	4,483	8,965	5,422	415	—	—	19,285
	2006	8,335	8,334	4,788	415	—	—	21,872
Deborah E. Scott
	2007	3,398	6,796	4,886	415	1,181	2,413	19,089
	2006	6,404	6,404	4,614	415	588	2,729	21,154
Dawn A. Besse
	2007	3,072	6,144	11,446	1,192	—	770	22,624
	2006	5,838	5,190	9,621	1,191	—	726	22,566
Thomas L. Rudy
	2007	3,055	6,110	3,250	277	11,288	1,876	25,856
	2006	5,622	5,621	2,878	277	11,075	1,587	27,060

     For Mr. Litchfield, Mrs. Scott, and Mr. Rudy, perquisites and other personal benefits include a company-supplied automobile. For Mr. Litchfield, Mrs. Scott, Mrs. Besse, and Mr. Rudy, perquisites also include the cost of club memberships, which are used primarily, but not exclusively, for business purposes.
GRANTS OF PLAN-BASED AWARDS
     The following table sets forth information with respect to grants of plan-based awards for the fiscal year ended December 31, 2007 for the Named Executive Officers.

			All Other	All Other
			Stock	Option
			Awards:	Awards:	Exercise	Grant
			Number	Number of	or Base	Date Fair
		Board/	of Shares	Securities	Price of	Value of
		Committee	of Stock	Underlying	Option	Stock and
	Grant	Action	or Units	Options	Awards	Option
Name	Date	Date	(#)	(#)	($/Sh)	Awards

Craig G. Litchfield	1/3/2007	12/21/2006	730	4,820	22.325	37,794

Mark A. Hughes	1/3/2007	12/21/2006	345	2,285	22.325	17,893

Deborah E. Scott	1/3/2007	12/21/2006	260	1,755	22.325	13,632

Dawn A. Besse	1/3/2007	12/21/2006	215	1,450	22.325	11,267

Thomas L. Rudy, Jr.	1/3/2007	12/21/2006	240	1,635	22.325	12,650
     The grant date fair market value of stock and options awards is computed in accordance with Statement of Financial Accounting Standards No. 123R. The value used for restricted stock awards is $22.325 per share, based on the market value of the stock at the grant date. The value used for options is $4.46 per option, computed using the Black-Scholes option pricing model.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
     The following table sets forth information with respect to outstanding equity awards for the fiscal year ended December 31, 2007 for the Named Executive Officers.

	Option Awards			Stock Awards
					Market
	Number of			Number of	Value of
	Securities			Shares or	Shares or
	Underlying			Units of	Units of
	Unexercised	Option		Stock	Stock
	Options	Exercise	Option	That Have	That Have
	(#)	Price	Expiration	Not Vested	Not Vested
Name	Exercisable	($)	Date	(#)	($)
Craig G. Litchfield	6,000	24.250	12/17/2008
	7,500	18.000	12/23/2009
	4,305	13.500	12/21/2010
	9,405	17.000	1/2/2012
	7,204	20.730	1/2/2013
	5,715	26.590	1/2/2014
	5,515	27.000	1/3/2015
	4,820	22.325	1/3/2017
				947	$16,696
Total:	50,464		Total:	947	$16,696
Mark A. Hughes	2,828	17.000	1/2/2012
	2,700	20.730	1/2/2013
	2,145	26.590	1/2/2014
	2,065	27.000	1/3/2015
	2,285	22.325	1/3/2017
				424	$7,475
Total:	12,023		Total:	424	$7,475
Deborah E. Scott	1,125	24.250	12/17/2008
	2,250	18.000	12/23/2009
	1,615	13.500	12/21/2010
	3,528	17.000	1/2/2012
	2,700	20.730	1/2/2013
	2,145	26.590	1/2/2014
	2,065	27.000	1/3/2015
	1,755	22.325	1/3/2017
				339	$5,977
Total:	17,183		Total:	339	$5,977
Dawn A. Besse	2,700	20.730	1/2/2013
	2,145	26.590	1/2/2014
	2,065	27.000	1/3/2015
	1,450	22.325	1/3/2017
				294	$5,183
Total:	8,360		Total:	294	$5,183

	Option Awards			Stock Awards
					Market
	Number of			Number of	Value of
	Securities			Shares or	Shares or
	Underlying			Units of	Units of
	Unexercised	Option		Stock	Stock
	Options	Exercise	Option	That Have	That Have
	(#)	Price	Expiration	Not Vested	Not Vested
Name	Exercisable	($)	Date	(#)	($)
Thomas L. Rudy Jr.	2,352	17.000	1/2/2012
	1,350	20.730	1/2/2013
	1,435	26.590	1/2/2014
	2,065	27.000	1/3/2015
	1,635	22.325	1/3/2017
				319	$5,624
Total:	8,837		Total:	319	$5,624
     Effective January 3, 2008, the Corporation awarded options and restricted stock under the Stock Incentive Plan. The exercise price of the options, and the value of the restricted stock, was $17.50 per share, which was the average of the high and low price of the Corporation’s stock on January 2, 2008. The following awards on January 3, 2008 are not included in the table entitled “Outstanding Equity Awards at Fiscal Year-End”: Mr. Litchfield- 8,885 options and 430 shares of restricted stock; Mr. Hughes- 4,170 options and 205 shares of restricted stock; Mrs. Scott-3,160 options and 155 shares of restricted stock; Mrs. Besse- 2,615 options and 125 shares of restricted stock and Mr. Rudy- 2,945 options and 145 shares of restricted stock.
OPTIONS EXERCISED AND STOCK VESTED
     The following table sets forth information concerning the exercise during 2007 of options granted, and value realized on vesting of restricted stock, under the Stock Incentive Plan by the Named Executive Officers:

	Stock Awards
	Number of
	Shares Acquired	Value Realized
	On Vesting	On Vesting
Name	(#)	($)
Craig G. Litchfield	439	$9,801
Mark A. Hughes	161	$3,594
Deborah E. Scott	161	$3,594
Dawn A. Besse	161	$3,594
Thomas L. Rudy, Jr.	134	$2,992
     The “Option Awards” columns have been omitted from the Options Exercised and Stock Vested Table because there were no stock options exercised in 2007.

PENSION BENEFITS(1)(2)
     The following table sets forth information with respect to pension benefits for the fiscal year ended December 31, 2007 for the Named Executive Officers:

			Present Value
		Number of Years	Of Accumulated
		Credited Service	Benefit
Name	Plan Name	(#)	($)
Craig G. Litchfield	Citizens & Northern Bank Pension Plan(3)	35	$592,620
	Supplemental Executive Retirement Plan(4)	19	$411,133

	Total		$1,003,753

Mark A. Hughes	Citizens & Northern Bank Pension Plan(3)	7	$92,991
	Supplemental Executive Retirement Plan(4)	7	$42,131

	Total		$135,122

Deborah E. Scott	Citizens & Northern Bank Pension Plan(3)	10	$96,143
	Supplemental Executive Retirement Plan(4)	9	$39,061

	Total		$135,204

Dawn A. Besse	Citizens & Northern Bank Pension Plan(3)	7	$103,584
	Supplemental Executive Retirement Plan(4)	7	$78,540

	Total		$182,124

Thomas L. Rudy, Jr.	Citizens & Northern Bank Pension Plan(3)	8	$44,774
	Supplemental Executive Retirement Plan(4)	4	$12,689

	Total		$57,463

(1)	The column disclosing benefits paid from any of the plans named in the table has been omitted from the table because no named executive officer received any such payments during 2007.

(2)	Values are as of December 31, 2007, which is the Pension Plan measurement date used by the Corporation for financial reporting purposes.

(3)	Tax-qualified defined benefit plan.

(4)	A nonqualified plan, described in more detail below.

PENSION PLAN
     The Citizens & Northern Bank Pension Plan (the “ Pension Plan”) is a qualified defined benefit plan under Section 401(a) of the Internal Revenue Code. The Pension Plan was established to provide a defined retirement benefit to participants without regard to the profits of the Corporation. Employees were neither required nor permitted to contribute to the Pension Plan. Annual contributions by the employer have been determined actuarially. To participate in the Pension Plan, an employee must be 18 years of age and have completed one year of service. A participant’s retirement benefit, which became fully vested after 5 years of service, is based on compensation and credited service with the employer. For purposes of determining a retirement benefit, the term “compensation” is defined to include an employee’s total remuneration received from the employer, including base salary, bonus and overtime. Benefits are a percentage of the average compensation for the five consecutive years of highest compensation preceding retirement, multiplied by the number of years of completed service, up to 25 years. For 2007, the Pension Plan benefits are determined on only the first $225,000, as indexed, in compensation as determined by the Commissioner of the Internal Revenue Service and as prescribed by law. C&N Bank’s Trust and Financial Services Department serves as Trustee under the Plan.
     A participant is eligible for early retirement at age 55 upon completion of 10 years of vesting service. The early retirement pension is the actuarial equivalent of the pension accrued to the date of early retirement, with a 5% reduction in benefit for each year a participant retires prior to reaching age 65.
     In October 2007, the Corporation’s Board of Directors adopted amendments to freeze and terminate the Plan, effective December 31, 2007. Although the date for the final settlement and funding of the Corporation’s obligations under the Plan has not yet been determined, the Corporation expects to settle the Plan in 2008. As a result of the Plan being frozen, participants will not be credited for their service after December 31, 2007. As a result of the Plan termination, all participants became fully vested as of December 31, 2007.
     The “Present Value of Accumulated Benefit” amounts shown in the Pension Benefit Table assume the final settlement of the plan will occur on December 31, 2008, and that each Named Executive Officer will elect to receive a lump sum distribution. The discount rate used was 4.77%.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (SERP)
     The SERP provides selected key employees a supplement to the pension benefit payable to them under the Citizens & Northern Bank Pension Plan. The SERP is a target benefit pension plan. The annual contribution amount is based on a formula designed to provide an annual benefit equal to 20% of pay, with a target age of 65. In determining the annual contribution amounts, the discount rate used is 8.0%. Also, a standard mortality table is used. The annual contribution amounts are deposited into each participant’s account within a trust (discussed below). The actual amount a participant has at separation of employment depends upon investment results over time. The actual investment returns do not impact the annual contributions. Investment returns are allocated to participant accounts quarterly based on balances as of the beginning of the quarter.
     C&N Bank has established a trust account for the SERP. Our Trust and Financial Management Group manage the trust assets established for the SERP. The individual balances for each SERP participant are accounted for by our Human Resources Department. C&N Bank has funded the trust, but all assets in the trust are subject to the claims of C&N Bank’s creditors in the event of insolvency. The participation and funding of the SERP is entirely at the discretion of C&N Bank’s Board of Directors each year, and the Board of Directors may terminate the SERP at any time.
     The individual participants’ account balances are payable, in the form of an annuity that would be purchased from an unrelated entity, when any of the following events occur:
•	Retirement at the later of age 55 and 5 years of plan participation

•	In the event of death

•	In the event of disability

•	In the event the Corporation is acquired by another institution.

401 (k) SAVINGS PLAN
The Citizens & Northern Corporation Savings and Retirement Plan (“Savings Plan”) is qualified under Section 401(k) of the Internal Revenue Code. All officers and employees, including the Named Executive Officers, are eligible to participate in the Savings Plan. The Savings Plan allows a participant to authorize a deposit into the Plan of before tax earnings from 1% to 40% of compensation. Under the Tax Reform Act, the maximum amount of elective contributions that could be made by a participant during 2007 was $15,500 plus a $5,000 catch-up contribution if over age 50. The elective contributions are also subject to a $225,000 compensation limit. In addition, the employer makes matching contributions equal to 100% of a participant’s before tax contributions up to 3% of compensation and equal to 50% of such contributions between 3% and 5% of compensation. Effective January 1, 2008 the amount of employer matching contributions was increased to 100% on participant contributions between 3% and 5% of compensation. All participants’ contributions and the employer matching contributions for 2007, at the participants’ election, were invested in a choice of investment funds maintained by C&N Bank as Trustee.
EMPLOYEE STOCK OWNERSHIP PLAN (“ESOP”)
     As of January 1, 2007, the Corporation established an ESOP. Prior to 2007, the Corporation maintained the ESOP as a component of the Savings Plan. The new ESOP has essentially all of the same features as the previous ESOP, except that it has been removed from the Savings Plan. The values of participant’s ESOP accounts, which were 100% vested as of December 31, 2006, were transferred from the Savings Plan to the new ESOP. The ESOP does not allow for employee contributions, however the plan is subject to basic employer contributions invested in the common stock of the Corporation. There is a required basic employer ESOP contribution equal to 2% of each eligible participant’s compensation; in addition, the employer may make a discretionary basic contribution. The total actual ESOP employer contribution for 2007 was equal to 2% of compensation.
CHANGE IN CONTROL AGREEMENTS
     The Corporation and C&N Bank (the “Employer”) have entered into Change in Control Agreements (the “Agreements”) with Messrs. Litchfield, Hughes, Mrs. Scott, Mrs. Besse, Mr. Rudy and certain other officers (each an “Employee”). The employment agreement with Mr. Updegraff includes Change in Control provisions with some variation from the Agreement with the other Employees. The purpose of the Agreements is to retain and secure key employees and encourage their continued attention and dedication to their assigned duties without the distraction of potential disturbing circumstances arising from the possibility of a change in control of the Corporation and C&N Bank.
     The Change in Control Agreements are not employment agreements. The Agreements provide for a lump sum severance benefit in the event certain events take place after there is a “change in control”, as defined in the Agreement, of the Corporation, or for a period of twenty-four (24) months thereafter. If the Employee remains employed for more than twenty-four (24) months after a change in control, nothing is payable.
     Under the Agreements, the term “termination” means the termination of the employment of the officer either by the Employer for any reason other than death, disability, or “cause”, or by resignation of the Employee upon the occurrence of one or more of the following events: a significant change in the Employee’s authorities or duties, a reduction in annual salary, or a material reduction in benefits; the relocation of the Employee’s office to a location more than 35 miles from the location of the Employee’s office immediately prior to the employment period; the Employee is unable to exercise the authorities, powers, functions or duties associated with the Employee’s position; or the failure of the Corporation to obtain a satisfactory agreement from any successor to assume and agree to perform the Agreement in the same manner and extent as if no succession had taken place.
     In the event of a termination, the Agreements provide severance benefits of (i) Employer-paid group medical insurance continuation premiums for a period of eighteen (18) months after the date of termination, and (ii) a lump sum payment in cash no later than thirty (30) business days after the date of termination equal to the sum of the Employee’s unpaid salary, accrued vacation pay and unreimbursed business expenses through and including the date of termination; and an amount equal to one (1) times the Employee’s base salary in effect immediately prior to the date of termination.

     The original Agreements terminated on December 31, 2005, but are automatically extended for additional one-year periods unless written notice is provided by the Employer or Employee that such party does not wish to extend the term. If a change in control occurs during the original or extended term of the Agreements, the term shall continue for a period of twenty-four (24) months and end upon the expiration of such twenty-four (24) month period.
     The Corporation expressly agreed to assume, as of May 1, 2007, the existing employment agreement between Citizens Bancorp, Inc. and Charles H. Updegraff, Jr. Mr. Updegraff’s employment agreement, as amended by an addendum between Mr. Updegraff and the Corporation, provides:
•	For a current term expiring on December 31, 2009;

•	For automatic renewals on December 31 of each year to December 31 of the third calendar year thereafter, subject to the right of each party to terminate the automatic renewal and thereby fix the expiration of the term;

•	For early termination upon dismissal by resolution of a majority of the board of directors, the death or disability of Mr. Updegraff;

•	For a base salary at an annual rate equal to his current base salary rate ($187,100), subject to increase or decrease from time to time at such intervals and by the same percentages as may be authorized by the board of directors generally with respect to base salary increases or decrease for executive officers;

•	For participation in certain benefits and incentive programs adopted by the board of directors, including without limitation, all employer-sponsored group health, life and disability insurance plans and such annual bonus plans, stock options and restricted stock plans as may be adopted by the board of directors;

•	That if Mr. Updegraff is terminated by the board of directors without proper cause, or if Mr. Updegraff resigns his employment upon a material reduction of his authority or responsibilities or a substantial modification of his working conditions following a merger or consolidation of the Corporation, he will continue to receive his salary and benefits for the remainder of the current term; and

•	That if Mr. Updegraff is terminated due to disability, he will be entitled to a monthly disability income benefit in an amount equal to the monthly disability income benefit allowed by the group disability income insurance policy maintained by the Corporation for its executives, life insurance benefits (unless and until Mr. Updegraff accepts other employment) and health insurance premiums (unless and until Mr. Updegraff accepts other employment).
     The amount of severance salary benefits that each of the above-named executive officers would be entitled to, pursuant to the Agreements, if an event which triggered the payment occurred on the date of the Proxy Statement, is as follows: Messrs. Litchfield $342,720, Hughes $183,756, Mrs. Scott $140,419, Mrs. Besse $128,544 and Mr. Rudy $117,957. The total of such severance salary benefit payments for all covered Employees would be $1,791,879.
INDEMNIFICATION AGREEMENTS
     On April 20, 2004, the Stockholders of the Corporation authorized the Corporation to enter into Indemnification Agreements with the Directors of the Corporation and C&N Bank and certain officers of C&N Bank, as designated by the Board of Directors. The primary purpose of the Agreements is to ensure the ability of the Corporation and C&N Bank to continue to attract and retain responsible, competent and otherwise qualified directors and officers. Indemnification Agreements have been entered into with all Directors of C&N Bank and the Corporation, as well as the Corporation’s and C&N Bank’s Executive Officers as named on pages 3 — 5.
     The indemnification agreements provide to covered directors and officers the most advantageous of any combination of benefits under (i) the benefits provided by the Bylaws of the Corporation in effect as of the date the agreements were are entered into; (ii) the benefits provided by the Bylaws, the Articles of Incorporation or their equivalent of the Corporation in effect at the time indemnification expenses are incurred by an indemnitee; (iii) the benefits allowable under Pennsylvania law in effect on the date of the agreements; (iv) the benefits allowable under the law of the jurisdiction under which the Corporation exists at the time indemnifiable expenses are incurred by an indemnitee; (v) the benefits available under a liability insurance policy obtained by the Corporation and its subsidiaries in effect on the date of the agreements; (vi) the benefits available under a liability insurance policy obtained by the Corporation and its subsidiaries, in effect at the time the indemnifiable expenses are incurred by an indemnitee; and (vii) such other benefits as are or may otherwise be available to the indemnitee.
     The Corporation is not obligated to, nor has it agreed to provide funding for its obligations under the agreements. The Corporation is obligated, however, to pay its obligations under the agreements from general assets or insurance. The agreements do require the Corporation to continue to purchase D&O Coverage for so long as it is available on a commercially reasonable basis.
     The indemnification available pursuant to the agreements is subject to a number of exclusions. No indemnification is required under the agreements with respect to any claim as to which it is finally proven by clear and convincing evidence in a court of competent jurisdiction that the covered person acted or failed to act with deliberate intent to cause injury to the Corporation or a subsidiary thereof or with reckless disregard for the Corporation’s best interest. The Corporation is also not required to make any payment finally determined by a court to be unlawful or any payment required under Section 16(b) of the Securities and Exchange Act of 1934, as amended. In addition, any claim (or part thereof) against an indemnitee which falls within the prohibitions of 12 C.F.R. §7.5217 (i.e. a prohibition on indemnification or insurance coverage for expenses, penalties or other payments incurred in connection with an action by a banking regulatory agency which results in a final order assessing monetary penalties or requiring affirmative action in the form of payment to said bank) is excluded from indemnification under the agreements.
DIRECTOR COMPENSATION (1)(2)(3)

	Fees
	Earned or
	Paid in	Stock	Option
	Cash(4)	Awards(5)	Awards(6)	Total
Name	($)	($)	($)	($)
Dennis F. Beardslee	31,850	1,335	2,431	35,616
R. Robert DeCamp	35,700	1,335	2,431	39,466
Jan E. Fisher	29,000	1,335	2,431	32,766
R. Bruce Haner	35,550	1,335	2,431	39,316
Susan E. Hartley	31,100	1,335	2,431	34,866
Karl W. Kroeck	36,350	1,335	2,431	40,116
Leo F. Lambert	37,900	1,335	2,431	41,666
Edward L. Learn	29,750	1,335	2,431	33,516
Craig G. Litchfield(7)
Raymond R. Mattie	20,100			20,100
Edward H. Owlett, III	44,975	1,335	2,431	48,741
Leonard Simpson	41,950	1,335	2,431	45,716
James E. Towner	36,375	1,335	2,431	40,141
Ann M. Tyler	30,650	1,335	2,431	34,416
Charles H. Updegraff, Jr.(7)

(1)	The columns disclosing Non-equity incentive plan compensation, changes in pension value and nonqualified deferred compensation earnings, and other forms of compensation have been omitted from the table because no director earned any compensation during 2007 of a type required to be disclosed in those columns.

(2)	As of December 31, 2007, each non-employee director owned 104 shares of common stock awarded pursuant to the Independent Directors Stock Incentive Plan for which transfer restrictions had not yet lapsed. For each director;

those shares had a value of $1,834 based on the closing price of the Corporation’s common stock on December 31, 2007 (the last business day of the year).

(3)	Effective January 3, 2008, the Corporation awarded 679 options and 109 shares of restricted stock under the Independent Director Stock Incentive Plan to each director. The exercise price of the options, and the value of the restricted stock, was $17.50 per share, which was the average of the high and low price of the Corporation’s stock on January 2, 2008. The awards made in January 2008 are not included in the table.

(4)	Includes annual cash retainer, Committee chair retainer (if any) and per meeting fees.

(5)	The amount shown in the “Stock Awards” column equals the amount recognized during 2007 as compensation expense for financial statement reporting purposes as a result of restricted stock awards made in 2005 and 2007. Stock awards are valued at the closing price on the grant date. A portion of that grant-date value is recorded as expense over the vesting period applicable to the grant. There were no restricted stock awards in 2006.

(6)	The amount shown in the “Option Awards” column of 2007 equals the amount recognized during 2007 as compensation expense for financial reporting purposes, computed in accordance with Statement of Financial Accounting Standards No. 123R. The value used for options is $4.46 per option, determined based on the grant date fair market value, computed using the Black-Scholes option pricing model. A portion of that grant-date value is recorded as expense over the vesting period applicable to the grant. There were no stock options awarded in 2006.

(7)	Mr. Litchfield and Mr. Updegraff are compensated for their services as employees, and do not receive additional compensation for their services as directors.

     Compensation of the Board of Directors of C&N Bank is established by the board, upon recommendation of the Executive Committee. Directors who are employed by C&N Bank are not entitled to additional compensation for board or committee service. Directors who are not employed by C&N Bank receive compensation according to the following table; however, no separate compensation will be paid to a director of Citizens & Northern Bank who attends a board or committee meeting that is held jointly with a board or committee meeting of Citizens & Northern Corporation and who is compensated for that meeting by Citizens & Northern Corporation.

Annual Fees:
Cash Retainer (all Directors)	$14,000
Committee Chairman:
Audit Committee	$4,000
Executive Committee	$4,000
All Other Committees	$2,500
Per-Meeting Attendance Fees:
Board meetings (all Directors)	$600
Advisory board meetings	$150
Committee meetings:
Audit Committee	$500
Executive Committee	$500
All Other Committees	$400
     A director who, by invitation, attends a meeting of a committee of which he or she is not a regular member will be paid the same attendance fee as is payable to members of that committee.
     In addition to cash fees, non-employee directors also receive compensation in the form of Corporation common stock, or stock options, under the Independent Directors Stock Incentive Plan. This plan permits awards of nonqualified stock options and/or restricted stock to non-employee directors. A total of 75,000 shares of common stock may be issued under the Independent Directors Stock Incentive Plan. The recipients’ rights to exercise stock options under this plan vest immediately and expire 10 years from the date of grant. The exercise prices of all stock options awarded under the Independent Directors Stock Incentive Plan are equal to market value as of the dates of grant. The restricted stock awards vest ratably over 3 years. A balance of 23,601 shares are available for issuance under the Independent Directors Stock Incentive Plan as of December 31, 2007.
     Cash dividends payable with respect to shares of common stock issued to directors under the Independent Directors Stock Incentive Plan are paid in the same amount and at the same time as dividends are paid to stockholders generally. Stock dividends, stock splits and similar transactions will have the same effect on shares of stock issued pursuant to the Independent Directors Stock Incentive Plan as on all other shares of Corporation common stock outstanding.

CERTAIN TRANSACTIONS
     Certain directors and officers of the Corporation and the Bank and their associates (including corporations of which such persons are officers or 10% beneficial owners) were customers of, and had transactions with the Bank in the ordinary course of business during the year ended December 31, 2007. Similar transactions may be expected to take place in the future. Such transactions included the purchase of certificates of deposit and extensions of credit in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risks of collectibility or present other unfavorable features. The Corporation expects that any other transactions with directors and officers and their associates in the future will be conducted on the same basis.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     Parente Randolph, LLC, has been the independent registered public accounting firm appointed by the Corporation since 1981, and was selected by the Board as the independent registered public accounting firm for the Corporation for the fiscal year ended December 31, 2008. The engagement of Parente Randolph, LLC as its independent accountants for the year 2008 is subject to the review and approval by the Audit Committee. No member of the firm or any of its associates has a financial interest in the Corporation. A representative of Parente Randolph, LLC is expected to be present at the Annual Meeting to answer appropriate questions from stockholders and will be afforded an opportunity to make any statement that the firm desires.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16 of the Securities Exchange Act of 1934 requires the Corporation’s officers and directors, and persons who own more than ten percent of the Corporation’s common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Corporation with copies of all Section 16(a) forms they file.
     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Corporation during 2007 and Forms 5 and amendments thereto furnished to the Corporation with respect to 2007, the Corporation believes that no director, officer or ten percent stockholder or any other person subject to Section 16 of the Exchange Act, failed to make on a timely basis during 2007 any reports required to be filed by Section 16(a) of the Exchange Act, except that Mrs. Besse had one late filing reporting two sales that were inadvertently missed.
STOCKHOLDER PROPOSALS
     The Corporation’s Articles of Incorporation contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors. Stockholder recommendations for members of the Board should be submitted in writing to the President of the Corporation, and must include the stockholder’s name, address, and the number of shares owned. The recommendation must also include the name, address and principal occupation of the proposed nominee as well as the number of shares owned by the notifying stockholder and the total number of shares that will be voted for the proposed nominee. Stockholder recommendations must also include the information that would be required to be disclosed in the solicitation of proxies for the election of directors under federal securities laws, including the candidate’s consent to be elected and to serve. The Articles of Incorporation specify that nominations from stockholders must be delivered or mailed not less than fourteen (14) days nor more than fifty (50) days prior to the stockholder meeting at which directors will be elected, except in the case where less than twenty-one (21) days notice is given of a stockholder meeting, in which case a notifying stockholder can mail or deliver a nomination not later than the close of business on the seventh day after the day the meeting notice was mailed.
     The Corporation’s 2009 Annual Meeting of stockholders is scheduled to be held in April 2009. Any stockholder who intends to present a proposal at the 2009 Annual Meeting and who wishes to have the proposal included in the Corporation’s proxy statement and form of proxy for that meeting must deliver the proposal to the Corporation’s executive offices, 90-92 Main Street, P.O. Box 58, Wellsboro, Pennsylvania 16901, by November 16, 2008. Citizens & Northern must receive notice of all other stockholder proposals for the 2009 annual meeting delivered or mailed no less than 14 days nor more than 50 days prior to the Annual Meeting; provided, however, that if less than twenty-one days notice of the annual meeting is given to stockholders then the Corporation must receive notice not less than seven days following the date on which notice of the annual meeting was mailed. If notice is not received by the Corporation within this time frame, the Corporation will consider such notice untimely. The Corporation reserves the right to vote in its discretion all of the shares of common stock for which it has received proxies for the 2009 annual meeting with respect to any untimely shareholder proposals.
OTHER MATTERS
     The management of the Corporation does not intend to bring any other matters before the Annual Meeting and is not presently informed of any other business which others may bring before such meeting. However, if any other matters should properly come before such meeting or any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, determine.
ADDITIONAL INFORMATION
     If you wish to communicate with the Board, you may send correspondence to Jessica R. Brown, Corporate Secretary, Citizens & Northern Corporation, 90-92 Main Street, Wellsboro, PA 16901. The Corporate Secretary will submit your correspondence to the Board or the appropriate committee, as applicable. You may also communicate directly with the presiding non-management director of the Board by sending correspondence to Lead Director, Board of Directors, Citizens & Northern Corporation, 90-92 Main Street, Wellsboro, PA 16901.
     The Corporation’s Annual Report on Form 10-K for the year 2007, including financial statements as certified by Parente Randolph, LLC, was mailed with this Proxy Statement on or about March 18, 2008, to the stockholders of record as of the close of business on February 26, 2008.
     An additional copy of the Corporation’s 2007 Annual Report on Form 10-K filed with the Securities and Exchange Commission, including the financial statements and schedules thereto, will be furnished free of charge to stockholders. Written request should be directed to the Treasurer, Citizens & Northern Corporation, 90-92 Main Street, Wellsboro, PA, 16901, or by phone at 570-724-3411.

By Order of the Board of Directors,
Dated: March 18, 2008	Jessica R. Brown Corporate Secretary

EXHIBIT A
THIRD AMENDMENT TO THE
CITIZENS & NORTHERN CORPORATION
1995 STOCK INCENTIVE PLAN
     1. Purpose. The purpose of this Third Amendment (“Third Amendment”) to the Citizens & Northern Corporation 1995 Stock Incentive Plan (the “Plan”) is to adopt a change to the Plan as a result of a recommendation by the Executive Committee of the Board of Directors (“Board”) of Citizens & Northern Corporation. All terms, conditions and provisions of the Plan unless specifically modified herein are valid and enforceable.
     2. Amended Provision. Paragraph 3 of the Citizens & Northern Corporation 1995 Stock Incentive Plan, as amended, is further amended to increase the number of issuable shares from 400,000 to 850,000, thereby modifying the first sentence thereof to provide as follows:
The shares of stock that may be issued under the Plan shall not exceed in the aggregate eight hundred fifty thousand (850,000) shares of the Corporation’s common stock, par value $1.00 per share (the “Stock”), as may be adjusted pursuant to paragraph 18 hereof.
     3. Effective Date. This Third Amendment shall become effective as of the date it is adopted by the Board, so long as the stockholders of Citizens & Northern Corporation approve it within twelve (12) months after the date of the Board’s adoption.

EXHIBIT B
FIRST AMENDMENT TO THE
CITIZENS & NORTHERN CORPORATION
INDEPENDENT DIRECTORS STOCK INCENTIVE PLAN
     1. Purpose. The purpose of this First Amendment to the Citizens & Northern Corporation Independent Directors Stock Option Plan (the “Amendment”) is to adopt a change to the Plan as a result of a recommendation by the Executive Committee of the Board of Directors (“Board”) of Citizens & Northern Corporation. All terms, conditions and provisions of the Plan unless specifically modified herein are valid and enforceable.
     2. Amended Provision. Paragraph 5 of the Citizens & Northern Corporation Independent Directors Stock Option Plan is amended to increase the number of issuable shares from 75,000 to 135,000, thereby modifying the first sentence thereof to provide as follows:
Subject to adjustments as provided in Section 11 of this Plan, the total number of shares of Stock which may be issued as Awards under the Plan is one hundred thirty five thousand (135,000).
     3. Effective Date. This First Amendment shall become effective as of the date it is adopted by the Board, so long as the stockholders of Citizens & Northern Corporation approve it within twelve (12) months after the date of the Board’s adoption.

EXHIBIT C
CITIZENS & NORTHERN CORPORATION
AUDIT COMMITTEE CHARTER
I.	Purpose
     The Audit Committee of the Board of Directors of Citizens & Northern Corporation (together with its affiliates, including Citizens & Northern Bank, C&N Financial Services Corporation, Bucktail Life Insurance Company, Canisteo Valley Corporation and Citizens & Northern Investment Corporation, the “Corporation”) shall be appointed by the Board to:
A.	Assist the Board in fulfilling its oversight responsibility relating to the:
•	integrity of the Corporation’s financial statements and related disclosure matters;

•	qualifications, independence and performance of, and the Corporation’s relationship with, the independent auditor;

•	performance of the Corporation’s risk management and internal audit function; and

•	Corporation’s compliance with legal and regulatory requirements.
B.	Provide the report required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement.
II.	Membership
     The Committee shall be comprised of at least three outside directors as determined by the Board each of whom shall be independent, non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. The Committee members shall meet the requirements for independence, experience and expertise set forth in applicable laws, under the regulations of the Securities and Exchange Commission and NASDAQ rules. One member of the Committee may be an “audit committee financial expert” as such term is defined under the regulations of the Securities and Exchange Commission and NASDAQ rules. (If the Committee does not have a member that qualifies as an “audit committee financial expert”, the Corporation shall disclose that fact and the reasons therefore.) At least one member of the Committee shall have accounting or related financial management expertise as such terms are defined by regulations of the Securities and Exchange Commission and NASDAQ rules. The Board shall appoint the Committee members at the Board meeting held after the annual meeting or at any other Board meeting as it deems necessary or appropriate. The Board shall appoint the Chair of the Committee. If a Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.
     Service on the Committee requires a significant time commitment from its members. In determining whether a Committee member would be able to meet the significant time commitment, the Board will take into consideration the other obligations of such member, including full-time employment and service on other boards of directors and audit committees. Committee members may not receive any compensation from the Corporation other than directors’ fees.
III.	Meetings and Reports
     The Committee shall meet as frequently as it deems necessary and appropriate. The Chair of the Committee, or any two members of the Committee, may call meetings of the Committee as they deem necessary and appropriate. Meetings of the Committee may be held telephonically.
     The Chair shall preside at all sessions of the Committee at which he or she is present and shall set the agendas for Committee meetings. Members of management and the Board are free to suggest items for inclusion in the agenda for the Committee’s meetings. The agenda and information concerning the business to be conducted at each Committee meeting shall, to the extent practical, be communicated to the members of the Committee sufficiently in advance of each meeting to permit meaningful review.
     The Committee may meet separately in executive session when necessary with each of the following: (i) senior management, (ii) Director of Risk Management (iii) members of the Internal Audit Department, (iv) the Compliance Officer, (v) the independent auditors, and (vi) as a Committee to discuss any matters that the Committee or each of these groups believe should be discussed.
     The Committee shall report regularly to the Board with respect to such matters that are within the Committee’s responsibilities and with respect to such recommendations as the Committee may deem appropriate. The report to the Board may take the form of an oral report by the Chair or by any other member designated by the Committee to make such report. The Committee shall maintain minutes or other records of meetings and activities of the Committee, including executive sessions, and make them available to the Board.
     The Committee shall provide the report of the Committee to be contained in the Corporation’s annual proxy statement, as required by the rules of the Securities and Exchange Commission.
IV.	Authority and Responsibilities
     The Committee shall perform the following functions and may carry out additional functions and adopt additional policies and procedures in furtherance of the purpose of the Committee outlined in Section I of this Charter, as may be appropriate in light of changing business, legislative, regulatory, or other conditions, or as may be delegated to the Committee by the Board from time to time.
A.	Financial Statements and Disclosure Matters
1.	The Committee shall review and discuss with management and the independent auditor the Corporation’s annual audited and quarterly consolidated financial statements, including the disclosures contained in the Corporation’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” After review of the annual audited consolidated financial statements and the reports and discussions required by Sections IV. A. 7. and IV. B. 5. of this Charter, the Committee shall determine whether to recommend to the Board that such financial statements be included in the Corporation’s Form 10-K.

2.	The Committee shall be advised of the execution by the Corporation’s Chief Executive Officer and Chief Financial Officer of the certifications required to accompany the filing of the Form 10-K and the Forms 10-Q, and any other information required to be disclosed to it in connection with the filing of such certifications, including (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Corporation’s ability to record, process, summarize and report financial information, and (ii) any fraud that involves management or other employees who have a significant role in the Corporation’s internal control over financial reporting.

3.	The Committee shall discuss with management and the independent auditor at least quarterly any significant financial reporting issues that arose and judgments made in connection with the preparation of the Corporation’s financial statements, including any significant changes in the Corporation’s selection or application of critical accounting principles, any major issues as to the adequacy and quality of the Corporation’s disclosure procedures and controls and any special steps taken or changes made to respond to material control deficiencies.

4.	The Committee shall review and discuss with the independent auditor the reports from the independent auditor with respect to:
•	all critical accounting policies and decisions;

•	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment recommended by the independent auditor; and

•	other material written communications between the independent auditor and management, such as any management letter or schedule of adjustments.
5.	The Committee shall review and discuss periodically, as necessary, with the independent auditors and the Internal Audit Department the adequacy of the Corporation’s internal accounting controls, the Corporation’s financial, auditing and accounting organizations and personnel, and the Corporation’s policies and compliance procedures with respect to business practices, which shall include the disclosures regarding internal controls and matters required by Sections 302 and 404 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the Securities and Exchange Commission.

6.	The Committee shall discuss with management the Corporation’s earnings press releases, and financial information and earnings guidance provided to analysts and rating agencies. Such discussions may be conducted generally (i.e., by discussing the types of information to be disclosed and the types of presentations to be made). The Committee may delegate responsibility for the review of the quarterly earnings press release to a member of the Committee.

7.	The Committee shall discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Corporation’s financial statements.

8.	The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 as amended relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management, as well as any other matters required to be disclosed by the independent auditor or of concern to the Committee.
B.	Oversight of the Corporation’s Relationship with the Independent Auditor
1.	The Committee shall have the sole authority to appoint or replace the independent auditor. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purposes of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

2.	The Committee shall review and approve in advance the annual plan and scope of work of the independent auditor and fee arrangements, including staffing of the audit, and shall review with the independent auditor any audit-related concerns and management’s response. With respect to auditing services, the Committee’s approval of the engagement letter with the independent auditor will constitute approval of the audit services to be provided thereunder.

3.	The Committee shall pre-approve all non-audit services (including the fees and terms thereof) to be performed for the Corporation by the independent auditor, to the extent required by law, according to established procedures. The Committee may delegate to one or more Committee members the authority to pre-approve non-audit services to be performed by the independent auditor, provided that such pre-approvals shall be reported to the full Committee at its next regularly scheduled meeting. Attached hereto as Appendix A are the Committee’s pre-approval policies for the approval of non-audit services.

4.	The Committee shall review and evaluate the experience, qualifications and performance of the senior members of the independent auditor team on an annual basis. As part of such evaluation, to the extent required by law, the Committee shall review with the lead audit partner whether any of the audit team members receive any discretionary compensation from the audit firm with respect to procurement or performance of any services, other than audit, review or attest services, by the independent auditor.

5.	The Committee shall obtain and review a report from the independent auditor at least annually addressing (i) the independent auditor’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, (iii) any steps taken to deal with any such issues, and (iv) all relationships between the independent auditor and the Corporation (in order to assess if the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and the internal auditors).

6.	The Committee shall ensure the rotation of members of the audit engagement team, as required by law, and will require that the independent auditor provide a plan for the orderly transition of audit engagement team members. The Committee shall also consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

7.	The Committee shall pre-approve the Corporation’s policies for the hiring by the Corporation of employees or former employees of the independent auditor who participated in any capacity in the audit of the Corporation.
C.	Oversight of the Corporation’s Risk Management Function
1.	The Committee shall monitor the Corporation’s risk management function that incorporates internal audit, compliance, security and credit administration, as well as other functions or departments that may be included under the Risk Management Division.

2.	The Committee shall review the activities, organizational structure and qualifications of the Risk Management Division, as needed. The Committee shall also review the adequacy of resources, budget and staffing, and if appropriate shall recommend changes.

3.	The Committee shall be responsible for the appointment, performance review and replacement of the Director of Risk Management.
D.	Oversight of the Corporation’s Internal Audit Function
1.	The Committee shall review and discuss with the independent auditor the annual audit plan of the Internal Audit Department, including responsibilities, budget and staffing, and, if appropriate, shall recommend changes.

2.	The Committee shall review, as appropriate, the results of internal audits and shall discuss related significant internal control matters with the Internal Audit Department, Director of Risk Management and with the Corporation’s management, including significant reports to management prepared by the Internal Audit Department and management’s responses.

3.	The Committee shall review management’s evaluation of the adequacy of the Corporation’s internal controls and discuss the results of such evaluation with the Director of Risk Management and Internal Audit Department. The Committee shall review the activities, organizational structure and qualifications of the Internal Audit Department, as needed. The Committee also shall review the adequacy of resources to support the internal audit function, and, if appropriate, recommend changes.
4.	The Committee shall review the appointment, performance and replacement of the senior staff members of the Internal Audit Department, including the Auditor.

5.	The Committee shall hold an executive session with the Internal Auditor at the request of any member of the Committee, or at the request of the Internal Auditor. Such executive session shall be held solely with the Internal Auditor and without the presence of any other employees. In the event that the Internal Auditor desires to meet in executive session with the Committee, the Internal Auditor shall contact the Chairman of the Committee in advance for approval of such executive session and shall provide the Chairman with such information as is requested by the Chairman regarding the request.
E.	Oversight of the Corporation’s Compliance Function
1.	The Committee shall monitor the Corporation’s compliance function, including compliance with the Corporation’s policies and the Corporation’s Code of Ethics, and shall review with the appropriate officers and/or staff of the Corporation and the Corporation’s counsel, as necessary, the adequacy and effectiveness of the Corporation’s procedures to ensure compliance with legal and regulatory requirements.

2.	The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters, including but not limited to those received under and pursuant to the established “Reporting Suspected Fraudulent Activities Policy” (a/k/a “Whistleblower” Policy).

3.	The Committee shall discuss with management, the Director of Risk Management, the Compliance Officer, the Internal Auditor, the Corporation’s counsel and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Corporation’s financial statements or accounting policies.

4.	The Committee shall review and discuss with the Director of Risk Management, Compliance Officer, Internal Auditor and the Corporation’s counsel legal matters that may have a material impact on the financial statements or the Corporation’s compliance policies, including reports and disclosures of insider and affiliated party transactions and any knowledge of fraud or breach of fiduciary duties.

5.	The Committee shall review all “related party transactions” as such terminology is defined under Item 404 of Regulation S-K under the Securities Act of 1933.

6.	The Committee shall review the appointment, performance and replacement of the Compliance Officer.

7.	The Committee shall hold an Executive Session with the Compliance Officer at the request of any member of the Committee, or at the request of the Compliance Officer. Such executive sessions shall be held solely with the Compliance Officer and without the presence of any other employees. In the event the Compliance Officer desires to meet in executive session with the Committee, the Compliance Officer shall contact the Chairman of the Committee in advance for approval of such executive session and shall provide the Chairman with such information as is requested by the Chairman regarding the request.
V.	Clarification of Committee’s Role
     The Committee’s role is one of oversight. It is the responsibility of the Corporation’s management to plan and conduct audits and to prepare consolidated financial statements in accordance with generally accepted accounting principles, and it is the responsibility of the Corporation’s independent auditor to audit those financial statements. Therefore, each member of the Committee, in exercising his or her business judgment, shall be entitled to rely on the integrity of those persons and organizations within and outside the Corporation from whom he or she receives information, and on the accuracy of the financial and other information provided to the Committee by such persons or organizations unless he or she has reason to inquire further. The Committee does not provide any expert or other special assurance as to the Corporation’s financial statements or any expert or professional certification as to the work of the Corporation’s independent auditor.
VI.	Access to Management; Retention of Outside Advisers
A.	Access to Management

The Committee shall have full, free and unrestricted access to the Corporation’s senior management and employees, and to the Corporation’s internal and independent auditors.

B.	Access to Outside Advisers

The Committee shall have the authority to retain legal counsel, consultants or other outside advisers with respect to any issue or to assist it in fulfilling its responsibilities, without consulting or obtaining the approval of any officer of the Corporation.

The Corporation shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor and to any advisers retained by the Committee.
VII.	Annual Evaluation; Charter Review
A.	Annual Self-Evaluation

The Committee shall perform an annual review and self-evaluation of the Committee’s performance, including a review of the Committee’s compliance with this Charter. The Committee shall conduct such evaluation and review in such manner as it deems appropriate and report the results of the evaluation to the entire Board.

B.	Charter Review

The Committee shall review and assess the adequacy of this Charter on an annual basis, and, if appropriate, shall recommend changes to the Board for approval. The Committee shall submit this Charter to the Board for approval and cause this Charter to be published in accordance with applicable regulations including, but not limited to, those of the Securities and Exchange Commission.
VIII.	Delegation to Subcommittee
     The Committee, in its discretion, may delegate all or a portion of its duties and responsibilities to a subcommittee consisting of one or more members of the Committee, provided that any action taken by such subcommittee is ratified by the full Committee and provided that any such subcommittee must conduct its business in accordance with this Charter.

APPENDIX A
STATEMENT OF POLICY
OF THE
AUDIT COMMITTEE HAVE
CITIZENS & NORTHERN CORPORATION
PRE-APPROVAL OF ENGAGEMENTS FOR NON-AUDIT SERVICES
     The Sarbanes-Oxley Act of 2002 (the “Act”) vests the Audit Committee of the Board of Directors of Citizens & Northern Corporation (the “Corporation”) with the responsibility to appoint and to oversee the work of the Independent Auditor of the Corporation. Under the Act and under rules (the “SEC Rules”) that the Securities and Exchange Commission (“SEC”) has issued pursuant to the Act, that responsibility includes in particular the requirement that the Audit Committee review and pre-approve all audit and non-audit services performed by the Independent Auditor. In exercising that responsibility with respect to proposed engagements for non-audit services, it is the policy of the Audit Committee to give paramount consideration to the question of whether the engagement of the Independent Auditor to perform those services is likely to create a risk that the Independent Auditor’s independence may be compromised. To that end, the Audit Committee will endeavor to exercise its discretion in a manner that will avoid or minimize the risk of compromising the independence of the Independent Auditor.
     In making this determination, the Committee is mindful of the guidance provided by the SEC: “The Commission’s principles of independence with respect to services provided by auditors are largely predicated on three basic principles, violations of which would impair the auditor’s independence: (1) an auditor cannot function in the role of management, (2) an auditor cannot audit his or her own work, and (3) an auditor cannot serve in an advocacy role for his or her client.” Thus, in evaluating whether a proposed engagement presents a material risk of compromising the independence of the Independent Auditor, the factors that the Audit Committee will typically consider will include whether the service in question is likely to cause the Independent Auditor to function in a management role, to be put in the position of auditing its own work, or to serve in an advocacy role for the Corporation. In addition, the Audit Committee believes that the risk of such compromise may increase in direct proportion to the volume of non-audit services performed by the Independent Auditor. Accordingly, it is the policy of the Audit Committee that, in the absence of very strong countervailing considerations, the total amount of fees payable to the Independent Auditor on account of non-audit services with respect to any fiscal year should not exceed the total amount of audit fees plus audit-related fees (as both such terms are used in the SEC Rules) plus tax-compliance/return-preparation services payable to the Independent Auditor with respect to such year. Solely for purposes of the preceding sentence, amounts payable with respect to audit-related services and tax- compliance/return-preparation services will not be considered fees payable on account of non-audit services. This policy is adopted with the intent to maintain Committee flexibility in circumstances under which the proposed engagement is likely to provide the Corporation with benefits that substantially outweigh the risk to independence.
     In order to assist the Audit Committee in applying this policy, any officer or other employee of the Corporation who proposes to engage the Independent Auditor to perform non-audit services will be expected to submit such a proposal in writing to the Audit Committee accompanied by the following supporting materials:
1. A detailed description of each service proposed to be provided by the Independent Auditor.
2. An estimate of the amount of fees that the Independent Auditor is likely to be paid for performance of the non-audit services in question.
The Committee may also request the following:
1. A description of the extent, if any, to which the non-audit services in question are likely to cause the Independent Auditor to function in the role of management, to recommend actions by the Corporation that the Independent Auditor may be called upon to review in its role as the Corporation’s Independent Auditor, or to serve as an advocate for the Corporation.
2. A description of the qualifications of the Independent Auditor that demonstrate its capability to perform each of the non-audit services in question.

3. The name or names of service-providers who were considered as alternatives to the Independent Auditor to perform the services in question, and a description of the qualifications of each such alternative service-provider relating to its capability to perform the services in question.
4. A detailed explanation of the benefits that the Corporation is expected to enjoy as a result of engaging the Independent Auditor, rather than an alternative service-provider, to perform the non-audit service in question.
Any officer of the Corporation may contract for non-audit services without following the Audit Committee pre-approval process outlined above subject to the following constraints;
1.	The total amount of the estimated fees for the non-audit services shall be less than $5,000;

2.	The action of such officer of the Corporation to engage the Independent Auditor to perform non-audit services and the payment of the related fees must be presented for ratification and approval at the next meeting of the Audit Committee;

3.	None of the non-audit services are those services whose performance by the Independent Auditor is prohibited by law, including but not limited to those services that are prohibited by 15 U.SD.C. §78j-1(g)), or by §210.2-01(4) of the SEC Rules (17 CFR Part 210.2-01(c)(4)), as amended;

4.	Upon the engagement of the Independent Auditor, such officer shall immediately provide notice to the Chairman of the Audit Committee of the engagement.
     The Audit Committee will typically be inclined to approve requests to engage the Independent Auditor to provide those types of non-audit services that are closely related to the audit services performed by the Independent Auditor, such as audit-related services, tax-compliance/return-preparation services, and “due diligence” services relating to transactions that the Corporation may be considering from time to time. Because such non-audit services bear a close relationship to the audit services provided by the Independent Auditor, the Audit Committee believes that they will not ordinarily present a material risk of compromising the Independent Auditor’s independence, subject to the Audit Committee’s policy concerning the total amount payable to the Independent Auditor for non-audit services with respect to any fiscal year.
     Under no circumstances will the Audit Committee approve the engagement of the Independent Auditor for the performance of services that are prohibited by section 201(a) of the Act (15 U.S.C. §78j-1(g)), or by §210.2-01(4) of the SEC Rules (17 CFR Part 210.2-01(c)(4)). Such prohibited services include the following:
1. Bookkeeping or other services related to the accounting records or financial statements of the Corporation, unless the results of those services will not be subject to audit procedures during an audit of the Corporation’s financial statements;
2. Services relating to the design or implementation of financial information systems, unless the results of such services will not be subject to audit procedures during an audit of the Corporation’s financial statements;
3. Services relating to appraisals or valuations, fairness opinions, or contribution-in-kind reports, unless the results of such services will not be subject to audit procedures during an audit of the Corporation’s financial statements;
4. Any actuarially-oriented services (other than assisting the Corporation in understanding the methods, models, assumptions, and inputs used in computing an amount), unless the results of those services will not be subject to audit procedures during an audit of the Corporation’s financial statements;
5. Internal audit outsourcing services relating to the Corporation’s internal accounting controls, financial systems, or financial statements, unless the results of such services will not be subject to audit procedures during an audit of the Corporation’s financial statements;

6. Any management functions, whether or not temporary, including any decision-making, supervisory, or ongoing monitoring function for the Corporation;
7. Any services relating to human resources of the Corporation, including searching for, testing, investigating, negotiating, or providing recommendations or advice with respect to human resources or prospective human resources;
8. Any services relating to acting as a broker-dealer, promoter, or underwriter for the Corporation, including providing advice, exercising discretionary authority, or assuming custodial responsibility with respect to investment decisions or assets of the Corporation;
9. Any service that can be provided only by a person licensed, admitted, or otherwise qualified to practice law in the jurisdiction in which the service is to be rendered;
10. Providing an expert opinion or other expert service for the Corporation, or for the Corporation’s legal representative, for the purpose of advocating the Corporation’s interests in litigation or in a regulatory or administrative proceeding or investigation, except for factual accounts or testimony explaining work that the Independent Auditor has performed, positions that the Independent Auditor has taken, or conclusions that the Independent Auditor has reached during the performance of any permitted service for the Corporation; and
11. Any other service that the Public Corporation Accounting Oversight Board may from time to time determine by regulation to be impermissible.
     Between meetings of the Audit Committee, the Chair of the Committee is authorized to review and, where consistent with this policy, to pre-approve non-audit services proposed to be performed by the Independent Auditor that are budgeted for fees of Five Thousand Dollars ($5,000) or less. The Chair shall report any pre-approval decisions to the Audit Committee as soon as practicable and in any event at its next scheduled meeting.

CITIZENS & NORTHERN CORPORATION
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 15, 2008
The undersigned hereby appoints R. Robert DeCamp and Edward L. Learn, and each or either of them, as the attorneys and proxies of the undersigned, with full power of substitution in each, to vote all shares of the common stock of Citizens & Northern Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on Tuesday, April 15, 2008, at 2:00 P.M. (local time), at Citizens & Northern Bank, 90 Main Street, Wellsboro, Pennsylvania 16901, and at any adjournments thereof, and to vote as follows:
1.	ELECTION OF CLASS III DIRECTORS. Nominees: Dennis, F. Beardslee, Jan E. Fisher, Craig G. Litchfield, and Ann M. Tyler.

☐	VOTE FOR all nominees listed above (except as marked to the contrary below)	☐ VOTE WITHHELD from all nominees listed above.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided above.)
2.	APPROVAL AND ADOPTION OF THE THIRD AMENDMENT TO THE CITIZENS & NORTHERN CORPORATION 1995 STOCK INCENTIVE PLAN.

☐ VOTE FOR	☐ VOTE AGAINST	☐ ABSTAIN
3.	APPROVAL AND ADOPTION OF THE FIRST AMENDMENT TO THE CITIZENS & NORTHERN CORPORATION INDEPENDENT DIRECTOR STOCK INCENTIVE PLAN.

☐ VOTE FOR	☐ VOTE AGAINST	☐ ABSTAIN
4.	OTHER MATTERS. In their discretion, to vote with respect to any other matters that may properly come before the Meeting or any adjournments thereof.
WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE STOCKHOLDER. UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.
PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: , 2008

Signature

Signature
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.